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                                                                  Exhibit 10.103

                       AGREEMENT FOR THE TRANSFER AND USE
                             OF WASTEWATER EFFLUENT

      This Agreement (the "Agreement") is made and entered into this 1st day of
June   , 2001 (the "Effective Date"), by and between Arizona Public Service
Company, an Arizona corporation ("APS"), the Salt River Project Agricultural Improvement and Power District, an agricultural improvement district organized pursuant to the laws of the State of Arizona ("SRP"), and Pinnacle West Energy Corporation, an Arizona Corporation ("PWE"). APS, SRP and PWE are collectively referred to as the "Parties"; each is individually a "Party" to this Agreement.

                                    RECITALS:

      A. APS, SRP, and the City of Tolleson have executed an "Agreement for the Sale and Purchase of Wastewater Effluent," dated November 13, 2000 (the "Tolleson Agreement"), which is attached hereto as Attachment 1;

      B. APS and SRP have entered into a related contract, the "Operating Agreement for the Co-Ownership of Wastewater Effluent" (the "Co-Ownership Agreement"), dated November 16, 2000, which is attached hereto as Attachment 2. The Co-Ownership Agreement sets forth the relative rights and obligations of APS and SRP in relation to their joint interest in the Tolleson Effluent purchased pursuant to the Tolleson Agreement;

      C. The primary use of the Tolleson Effluent is intended to be for cooling water at Palo Verde Nuclear Generating Station ("PVNGS"); the secondary use of the Tolleson Effluent will be its use at "Other Electric Generating Facilities" (as defined by the Tolleson Agreement);

      D. To the extent Tolleson Effluent is not used at PVNGS, the Tolleson Effluent may be used at or for the benefit of Other Electric Generating Facilities;

      E. PWE, as an affiliate of APS, desires to make use of a portion of the Tolleson Effluent purchased by APS and SRP at Units 1 and 2 of PWE's Other Electric Generating Facility commonly referred to as "Redhawk";

      F. APS and SRP are willing to transfer a portion of the Tolleson Effluent to PWE for use at Redhawk Units 1 and 2 upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the agreements and promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE 1
                              DEFINITIONS AND USAGE

      1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the same meaning as they are given by definition in the Tolleson Agreement: Effluent

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Pipeline, Notice of Commitment, Other Electric Generating Facility, Outages,
Surplus Effluent, and Uncontrollable Forces; and the following capitalized terms shall have the same meaning as they are given in the Co-Ownership Agreement:
Claim, Coordinating Committee, Governmental Authority, Persons, PVNGS Participants and Tolleson Effluent. All such definitions from the Tolleson Agreement and the Co-Ownership Agreement are specifically incorporated in this Agreement by this reference. In addition, the following terms shall have the specified meanings:

            "ANPP Participation Agreement" means the Arizona Nuclear Power Project Participation Agreement, dated August 23, 1973, as amended now and in the future.

            "PVNGS Operating Agent" means the PVNGS Participant responsible for the performance of operating work and making capital improvements at PVNGS under the ANPP Participation Agreement.

            "PVNGS Participant" means APS, SRP and the other entities having an ownership or leasehold interest in PVNGS and related facilities as parties to the ANPP Participation Agreement, including El Paso Electric Company, the Los Angeles Department of Water and Power, Public Service Company of New Mexico, Southern California Edison Company, Southern California Public Power Authority, and each additional entity that may succeed to any such interest in PVNGS and related facilities.

            "Redhawk" means the proposed gas-fired electric generating station to be constructed by PWE on land located west of the City of Phoenix, near PVNGS. PWE's current plans call for construction of a (nominal) 2120 MW power generation facility, with four (nominal) 530 MW units to be phased in over several years.

            "Redhawk Delivery Point" means the Delivery Point specified in the Transportation and Treatment Agreement for delivery of treated effluent to PWE for use at Redhawk.

            "Redhawk Delivery System" means the pipeline, and all associated valves, meters and other equipment, facilities, easements and rights of way required to measure, control and transport effluent from the WRF (as hereafter defined) to Redhawk, such system to be more precisely described and defined in the Transportation and Treatment Agreement.

            "Transportation and Treatment Agreement" means the agreement between PWE, as owner of Redhawk, and APS, as PVNGS Operating Agent, to provide transportation and treatment services through PVNGS facilities for effluent to be used by PWE at Redhawk.

            "WRF" means the tertiary wastewater treatment facility at PVNGS, together with all appurtenant equipment, facilities, easements and rights of way for treatment of effluent.

            "WRF Pipeline" means the WRF's associated Water Reclamation Supply System pipeline that conveys effluent from the SROG 91st Avenue and Tolleson wastewater treatment plants to the WRF, together with all appurtenant equipment, facilities, easements and rights of way.

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      1.2 Certain Principles of Interpretation. In this Agreement, unless otherwise indicated or the context otherwise requires:

            (i) the singular includes the plural and plural the singular when the context requires;

            (ii) words importing any gender include the other gender;

            (iii) references to "writing" include printing, typing, lithography, and other means of reproducing words in a tangible visible form;

            (iv) the words "including," "includes," and "include" shall be deemed to be followed in each instance by the words, "without limitation";

            (v) references to articles, sections, paragraphs, recitals, and exhibits are to this Agreement unless otherwise stated;

            (vi) references to contracts and related instruments shall be deemed to include all subsequent amendments, extensions, and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement);

            (vii) references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, persons succeeding to their respective functions and capacities;

            (viii) the words "hereof," "herein," "hereunder," and words of similar import shall refer to this Agreement as a whole and not to any particular provision thereof;

            (ix) both Parties and their counsel participated extensively in the preparation and drafting of this Agreement; no rule of construction shall apply that would cause the interpretation of any claimed ambiguity in this Agreement against a Party determined to be the drafting Party;

            (x) captions and headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose;

            (xi) any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction and the provision that is prohibited or unenforceable shall be reformed or modified to reflect the parties' intent to the maximum extent permitted by applicable law; and

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            (xii) references to a "day," "week," "month," or "year" shall be construed as a calendar day, week, month, or year.

                                    ARTICLE 2
               PURPOSE AND SCOPE OF AGREEMENT; CAPACITY OF PARTIES

      2.1 Purpose. The purpose of this Agreement is to transfer to PWE, for use at Redhawk Units 1 and 2, a portion of the Tolleson Effluent purchased by APS and SRP, to establish the terms upon which PWE may make use of the transferred Tolleson Effluent, and to provide for the payment by PWE of the purchase price of transferred Tolleson Effluent, as well as a fee to APS and SRP.

      2.2 Scope. This Agreement relates solely to the business, activities and purposes set forth herein and, except as otherwise expressly provided herein, does not apply to any other activities, transactions, relationships, contracts, projects, or work of the Parties. Except to the extent expressly limited by the terms of this Agreement, no Party shall be restricted in any way from engaging in any activity or business falling outside the scope of this Agreement.

      2.3 Capacity of Parties.

            2.3.1 Capacity of PWE. For purposes of this Agreement, PWE is acting solely as an owner, and if there is more than one owner, as agent on behalf of all owners of Redhawk. PWE may in the future also assume the rights and obligations of APS under this Agreement as provided in Section 10.3.1, and it may assume the rights and obligations of APS as a Participant and Operating Agent of PVNGS pursuant to the terms of the ANPP Participation Agreement. If PWE assumes the rights and obligations of APS under this Agreement and the rights and obligations of APS as Operating Agent under the ANPP Participation Agreement then: (i) PWE shall act solely in its capacity as an owner, and if there is more than one owner, as agent on behalf of the owners of Redhawk in all instances where this Agreement establishes rights or obligations applicable to PWE as owner of Redhawk; (ii) PWE shall act solely in its capacity as successor to the rights and obligations of APS under this Agreement in all instances where rights and obligations are established by this Agreement for APS in its individual capacity; and (iii) PWE shall act solely in its capacity as Operating Agent in all instances where rights and obligations of the Operating Agent, or APS acting as Operating Agent, are established by this Agreement.

            2.3.2 Capacity of APS. For purposes of this Agreement, APS is acting solely in its capacity as an individual party to this Agreement, except for the specific obligations established in Section 3.5 for APS acting as the Operating Agent. For purposes of satisfying its obligations under Section 3.5 APS will act solely in its capacity as Operating Agent for the limited purpose of satisfying those specific obligations.

            2.3.3 Capacity of SRP. For purposes of this Agreement, SRP is acting solely in its capacity as an individual party to this Agreement.

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                                    ARTICLE 3
                      TRANSFER AND USE OF TOLLESON EFFLUENT

      3.1 Transfer of Tolleson Effluent to PWE. APS and SRP hereby transfer to PWE, in one or more increments, up to 7,500 acre-feet per year of Tolleson Effluent, conditioned upon the existence of the following circumstances at the time of each transfer:

            3.1.1 PVNGS has available, from all sources other than any emergency supplies not intended for use during normal operations, sufficient supplies of treated wastewater to satisfy all of its cooling water needs. Notwithstanding the transfer of Tolleson Effluent to PWE pursuant to this Agreement, PVNGS may, at any time, call for and make use of Tolleson Effluent to the extent such Tolleson Effluent is required for cooling water purposes at PVNGS. Except in cases of operational emergency, APS, as Operating Agent of PVNGS, shall provide PWE reasonable notice of any need to begin using Tolleson Effluent at PVNGS that would otherwise have been available for use at Redhawk.

            3.1.2 PWE provides written notice, on or before the dates specified in this Section, to APS and SRP of its need for a specified quantity, up to 7,500 acre-feet per year, of Tolleson Effluent to be used at Redhawk Units 1 and
2. PWE may submit one or more notices pursuant to this Section, each specifying the quantity of Tolleson Effluent required for operation of Redhawk Units 1 and
2. PWE shall provide the notice or notices required by this Section no later than September 1, 2002 and, in any event, prior to use of any water for cooling purposes at Redhawk Units 1 and 2. If any of the 7,500 acre-feet of Tolleson Effluent subject to this Agreement is not specified for use at Redhawk Units 1 and 2 in a notice or notices submitted by PWE to APS and SRP no later than September 1, 2002, that quantity shall no longer be available to PWE pursuant to this Agreement after that date.

            3.1.3 The Transportation and Treatment Agreement is in effect and no uncured default thereunder exists.

            3.1.4 PWE employs commercially reasonable efforts to complete construction and have Redhawk Units 1 and 2 operational by December 31, 2002, and thereafter begins to take Tolleson Effluent for use at Redhawk Units 1 and 2 consistent with the terms and conditions of this Agreement and the Transportation and Treatment Agreement.

            3.1.5 The Tolleson Agreement is in effect, and no uncured default thereunder exists.

      3.2 Submittal of Notices of Commitment to Tolleson. Upon receipt of a notice from PWE pursuant to Section 3.1.2, and confirmation of the existence of the conditions stated in Sections 3.1.1, 3.1.3, 3.1.4 and 3.1.5, APS and SRP shall promptly submit a Notice of Commitment to Tolleson pursuant to Section 8.2 of the Tolleson Agreement, confirming a commitment to transfer to PWE, for use at Redhawk Units 1 and 2, the quantity of Tolleson Effluent specified by PWE.

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      3.3 Use of Tolleson Effluent at Redhawk. Upon satisfaction of the conditions set forth in Section 3.1, and subject to the terms and conditions of the executed Transportation and Treatment Agreement, PWE shall begin to take Tolleson Effluent for use at Redhawk Units 1 and 2 when those units are capable of taking Tolleson Effluent. Use of Tolleson Effluent by PWE pursuant to this Agreement shall be limited to all or any of the following: (i) direct use for cooling at Redhawk Units 1 and 2; (ii) incidental, on-site, non-commercial uses at Redhawk Units 1 and 2; (iii) use in a water exchange by which PWE obtains other sources of water for direct use for cooling and incidental, on-site, non-commercial uses at Redhawk Units 1 and 2; (iv) underground storage and recovery of the Tolleson Effluent, as permitted by state law, for cooling water use and incidental on-site, non-commercial uses at Redhawk Units 1 and 2. No other use of Tolleson Effluent transferred pursuant to this Agreement shall be permitted unless and until the Coordinating Committee established by Article 4 of the Co-Ownership Agreement separately approves such use. Notwithstanding anything in this Section 3.3 to the contrary, all uses of Tolleson Effluent shall be consistent with and not in violation of the Tolleson Agreement.

      3.4 PWE Commitment to Use Tolleson Effluent at Redhawk Units 1 and 2. During the term of this Agreement, PWE shall take Tolleson Effluent made available to it at the Redhawk Delivery Point, and shall use such Tolleson Effluent to satisfy all of its cooling water requirements at Redhawk Units 1 and 2 up to the full quantity of Tolleson Effluent made available at the Redhawk Delivery Point on a daily basis. Only after taking all Tolleson Effluent made available on a daily basis at the Redhawk Delivery Point may PWE make use of any other source of treated wastewater or groundwater for cooling water purposes at Redhawk Units 1 and 2. In addition, subject to the last sentence in this Section 3.4, PWE may pump groundwater at Redhawk for purposes of: (i) providing cooling water for use at Redhawk Units 1 and 2 to the extent that and during the time that demand for cooling water at Redhawk Units 1 and 2 exceeds the amount of Tolleson Effluent made available to PWE at the Redhawk Delivery Point; (ii) keeping the Redhawk Storage Reservoir full; and (iii) uses at Redhawk other than cooling water for Redhawk Units 1 and 2. All groundwater pumping and use pursuant to this Section 3.4 shall be conducted in a manner which does not interfere with PWE's ability to comply with its obligation to take Tolleson Effluent made available at the Redhawk Delivery Point on a daily basis for cooling water purposes at Redhawk Units 1 and 2.

      3.5 Requirement to Withhold Delivery. APS, as PVNGS Operating Agent, shall stop delivery to Redhawk of Tolleson Effluent whenever PWE is in breach of its obligations under Section 3.4 herein; provided, however, that upon curing any breach of its obligations under Section 3.4, PWE shall be entitled to have delivery to Redhawk restored for Tolleson Effluent to which it has contractual rights, so long as such deliveries are consistent with the terms of this Agreement, the Transportation and Treatment Agreement and the Tolleson Agreement.

      3.6 Enforcement by SRP. Notwithstanding the notice provisions under
Section 7.1, any breach by PWE of its obligations under Sections 3.3 or 3.4, or any breach by APS of its obligations under Section 3.5, shall entitle SRP to pursue any available remedies at law or in equity against the breaching Party, upon five (5) days prior notice to that Party.

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                                    ARTICLE 4
                PAYMENT FOR TOLLESON EFFLUENT TRANSFERRED TO PWE

      4.1 Operating Account. APS shall establish an operating account to track quantities of Tolleson Effluent delivered to PWE for use at Redhawk Units 1 and 2; corresponding charges to be paid by, and payments received from PWE pursuant to this Article; and disbursements made by APS pursuant to Section 4.4. Prior to the initiation of deliveries of Tolleson Effluent to PWE pursuant to this Agreement, PWE shall pay to APS the sum of $60,000 to establish an initial balance for this operating account. Thereafter, PWE shall pay such sums to APS as are necessary to maintain a minimum balance in the operating account equal to the greater of $60,000 or the amount of the largest monthly invoice delivered to PWE pursuant to this Agreement during the previous twelve month period (the "Minimum Balance").

      4.2 Submittal and Payment of Invoices. APS shall, on a monthly basis, present invoices to PWE for payment of amounts owed by PWE as provided in this Article. PWE shall submit payment to APS within 30 days after receipt of each invoice. If PWE disputes the amount set forth in any billing statement, PWE will provide notice of such dispute at the time of payment, but may not withhold payment of the disputed amount. The Parties shall attempt to resolve the dispute through informal consultation as provided in Section 7.2 before resorting to litigation to resolve the dispute. So long as PWE actually pays the invoiced amount when due: (i) the act of doing so under protest shall not constitute a default under this Agreement; and (ii) APS and SRP shall not refuse, based solely on the protest, to deliver Tolleson Effluent while the protest is being resolved. If PWE fails to pay the amount stated in any invoice within 30 days after receipt and the operating account balance is below the minimum balance established pursuant to Section 4.1, APS shall, after providing ten (10) days written notice to PWE, cease delivering Treated Effluent into the Redhawk Delivery System until payment in full for any unpaid invoice(s) is received from PWE and a positive balance of not less than the Minimum Balance is reestablished in the operating account. If all amounts due under invoices issued by APS are not paid in full and the operating account is not reestablished to a positive balance of not less than the Minimum Balance within ten (10) days after written notice to PWE pursuant to the immediately preceding sentence, PWE shall be liable for late payment fees equal to the lesser of 1.5% per month or the highest amount allowed by law, applied to the amounts due under the unpaid invoice(s). If PWE's failure to pay amounts due under any invoice continues for a period of six months after receipt of written notice of default pursuant to this Section, this Agreement shall automatically terminate, subject to survival of the payment obligations of this Article 4 and the indemnification provisions of Article 9.

      4.3 Content of Invoices. Invoices presented to PWE pursuant to this Article shall itemize charges in the following categories:

            4.3.1 The purchase price payable to Tolleson, as specified in
Section 2.2 of the Tolleson Agreement, for each acre-foot of Tolleson Effluent actually delivered to PWE at the Redhawk Delivery Point.

            4.3.2 The "take or pay" price payable to Tolleson, as specified in
Section 2.5 of the Tolleson Agreement, for any Surplus Effluent that:

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                  (i)   PWE is committed to purchase by virtue of the notice(s)
                        issued pursuant to Section 3.1;

                  (ii) meets the water quality requirements of Section 3 of the Tolleson Agreement; and

                  (iii) is not actually used at either Redhawk Units 1 and 2 or at PVNGS.

            During the term of this Agreement, PWE shall be obligated to pay any applicable "take or pay" charges for Tolleson Effluent PWE is committed to purchase by virtue of the notices issued pursuant to Section 3.1 regardless of whether Redhawk Units 1 and 2 are capable of taking that Tolleson Effluent.

            4.3.3 An annual fee of $22,600 payable to APS and SRP, such fee to be assessed in a separate invoice submitted to PWE no later than January 31 each year during the term of this Agreement. The first installment of this fee shall be prorated for the year to the Effective Date of this Agreement and shall be invoiced by APS to PWE within 30 days after the Effective Date. The final installment shall also be prorated for the year in which this Agreement is terminated, up to and including the date of termination. If the fee already has been paid by PWE during the year of termination, any amount paid in excess of the prorated amount owed by PWE through the date of termination shall be refunded by APS and SRP. This fee shall be adjusted for inflation in the same manner as provided for adjustments to the purchase prices paid to Tolleson for Tolleson Effluent under Sections 2.1 and 2.2 of the Tolleson Agreement, using the formula set forth in Exhibit A to the Tolleson Agreement.

      4.4 Processing of Payments Through Operating Account. APS shall promptly process payments through the operating account in the following manner:

            4.4.1 Payments received from PWE pursuant to invoices submitted under Section 4.2 shall be deposited into the operating account created pursuant to Section 4.1.

            4.4.2 The purchase price for Tolleson Effluent used at Redhawk Units 1 and 2 shall be paid to Tolleson as provided in Section 2.3 of the Tolleson Agreement.

            4.4.3 Any "take or pay" amount owed by PWE, as determined under
Section 4.3.2 of this Agreement, shall be paid to Tolleson as provided in
Section 2.5 of the Tolleson Agreement.

            4.4.4 The fee assessed pursuant to Section 4.3.3 shall be divided evenly between APS and SRP. APS, in its sole discretion, may choose to forego payment of its one-half of this fee; in which case, it shall so state in the invoices submitted to PWE, and thereafter shall disburse the entire remainder of the fee to SRP.

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                                    ARTICLE 5
                   POTENTIAL TRANSFERS OF ADDITIONAL TOLLESON
           EFFLUENT TO REDHAWK OR OTHER ELECTRIC GENERATING FACILITIES

      Any transfers of additional Tolleson Effluent, for use at Redhawk or any Other Electric Generating Facility other than Redhawk, will be subject to the negotiation of a separate agreement between APS and SRP, and confirmation by the Coordinating Committee. The terms and conditions of any transfer of additional Tolleson Effluent to Redhawk or Other Electric Generating Facilities shall be substantially the same as those contained in this Agreement. If APS and SRP enter into a separate agreement for the transfer of Tolleson Effluent for use at an Other Electric Generating Facility other than Redhawk and that separate agreement contains terms and conditions more favorable to the owner(s) of the Other Electric Generating Facility than are contained in this Agreement, PWE shall be entitled to have this Agreement modified to incorporate those more favorable terms and conditions.

                                    ARTICLE 6
                                      TERM

      6.1 Term. This Agreement shall commence on the Effective Date and shall terminate upon the expiration or termination of the Tolleson Agreement, unless earlier terminated pursuant to Section 6.2 or 6.3 below.

      6.2 Permanent Cessation of Operations. This Agreement shall terminate sixty days after permanent cessation of operations of Redhawk Units 1 and 2 unless APS and SRP, acting through the Coordinating Committee, and PWE, as owner of Redhawk, specifically agree to continue this Agreement in effect within that sixty day period. For purposes of this Agreement, a permanent cessation of operations for Redhawk Units 1 and 2 shall mean: (i) initiation of physical decommissioning activities at both units; (ii) written notice from PWE to APS and SRP confirming PWE's intention to permanently cease operation of both units; or (iii) failure to maintain all regulatory certifications and permits required for operation of at least one of Redhawk Units 1 and 2 and to keep at least one of Redhawk Units 1 and 2 in such condition that it is capable of being restored to active power production in not more than a 270 day period. If PWE permanently ceases operation of only one of Redhawk Units 1 and 2, this Agreement shall not terminate, but PWE's rights to Tolleson Effluent transferred under this Agreement shall be reduced to a quantity of 3,750 acre-feet per year, which shall thereafter be limited to use at the Redhawk unit (of Units 1 and 2) that has not permanently ceased operation.

      6.3 Temporary Cessation of Operations. If PWE temporarily ceases operation of Redhawk Units 1 and 2 (for reasons other than because PVNGS is using Tolleson Effluent to the extent that there is insufficient Tolleson Effluent available for PWE to operate Redhawk Units 1 and 2), and as a result PWE does not take any Tolleson Effluent under this Agreement for a period in excess of three years, APS and SRP shall provide PWE notice of their intention to terminate this Agreement. Within sixty days after receipt of such notice, PWE may elect to begin paying a "Holding Fee" to APS and SRP in the amount of $10 per acre-foot per year for each acre-foot of Tolleson Effluent to which PWE desires to retain its rights under this Agreement. As long as PWE continues paying the Holding Fee to APS and SRP, this Agreement

                                      -9-
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shall remain in full force and effect, provided, however, that an election to pay the Holding Fee (i) shall not release PWE from its obligation to satisfy the "take or pay" obligations required by Article 4 herein and by the Tolleson Agreement, and (ii) shall obligate PWE to pay the annual fee in Section 4.3.3 in addition to the Holding Fee. If PWE fails to make the first annual Holding Fee payment within sixty days after receiving notice from APS and SRP as provided in this Section, this Agreement shall terminate on the sixty-first day after that notice is received by PWE.

      6.4 Continued Use of Tolleson Effluent if Transportation and Treatment Agreement Terminates. If the Transportation and Treatment Agreement is terminated for any reason during the term of this Agreement, this Agreement shall remain in effect provided that: (i) within one year of the date of termination of the Transportation and Treatment Agreement, PWE shall submit to the Coordinating Committee a plan for construction of an alternative means of direct Tolleson Effluent deliveries to Redhawk, implementation of a water exchange, or implementation of an underground storage and recovery project pursuant to which PWE will be able to continue to use Tolleson Effluent at Redhawk Units 1 and 2; (ii) within five years of the date of Termination of the Transportation and Treatment Agreement, PWE shall have obtained all necessary permits, approvals, consents and agreements required to construct and operate the alternative means of direct Tolleson Effluent deliveries or implement the plan for water exchange or underground storage and recovery project, and shall resume taking Tolleson Effluent; and (iii) within 60 days after termination of the Transportation and Treatment Agreement, PWE shall begin paying an annual "Interim Fee" to APS and SRP in the amount of $10 per acre-foot per year for each acre-foot of Tolleson Effluent to which PWE desires to retain its rights under this Agreement. PWE shall continue to pay the Interim Fee until it resumes taking Tolleson Effluent for use at Redhawk Units 1 and 2. If PWE fails to satisfy all requirements of this section within the specified periods of time after termination of the Transportation and Treatment Agreement, this Agreement shall thereafter terminate.

      6.5 No Termination or Material Breach of Tolleson Agreement. During the term of this Agreement, neither APS nor SRP shall materially breach the Tolleson Agreement, and, except as provided below in this Section 6.5, they shall exercise commercially reasonable efforts to maintain their right to purchase Tolleson Effluent from the City of Tolleson pursuant to that agreement. Notwithstanding anything in this Agreement to the contrary, APS and SRP may terminate the Tolleson Agreement to the extent permitted under Sections 2.1 and
12.3.1 of the Tolleson Agreement, as limited by Section 2.5 of the Tolleson Agreement. Notwithstanding the notice provisions under Section 7.1, any breach by APS or SRP of their obligations under this Section shall entitle PWE to pursue any available remedies at law or in equity against a breaching Party, upon five (5) days prior notice, and to take any action that PWE may be entitled to take to cure a material breach of the Tolleson Agreement.

      6.6 Survival. All obligations and liabilities of the Parties under this Agreement shall cease upon termination except the obligations of the Parties under Article 4 and under Article 9, and the liabilities of any Party resulting from a default by such Party leading to such termination.

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                                    ARTICLE 7
                         DEFAULT AND DISPUTE RESOLUTION

      7.1 Events of Default. A Party shall be in default under this Agreement upon the occurrence of the following ("Event of Default"): if it fails to render performance required under any material provision of this Agreement when due and such failure continues unremedied for thirty (30) days following written notice to the Party in default given by any other Party. No Party shall be in default under this Agreement due to Uncontrollable Forces or Outages as identified in
Section 9.1 of the Tolleson Agreement. It shall also be an Event of Default if a Party shall have commenced any insolvency, receivership, bankruptcy, liquidation, or similar proceedings and (i) one hundred twenty (120) days shall have expired from the commencement of any one or more of such proceedings, and
(ii) a petition commencing the proceeding has not been dismissed or stayed within that time.

      7.2 Dispute Resolution. In the event of any dispute between the Parties concerning the rights and obligations created by this Agreement, or concerning any Event of Default, the Parties shall first confer in an attempt to informally resolve such dispute without need to resort to arbitration or litigation. Except in the case of: (i) a material breach by PWE of its obligations under Section
3.3 or 3.4; (ii) a material breach by APS of its obligations under Section 3.5; or (iii) a material breach by APS or SRP of their obligations under Section 6.5; the Parties shall not resort to arbitration or litigation to enforce their rights under this Agreement until 15 days after they begin to confer in good faith to informally resolve their dispute. If the Parties are unable to resolve their dispute after conferring as required in the preceding sentence, then during the period that any Event of Default continues, the non-defaulting Party or Parties may, without prejudice to any other available rights or remedies under this Agreement or at law or in equity, and without constituting an election of an exclusive remedy for an Event of Default, initiate non-binding arbitration by one arbitrator who has not previously been employed by any Party (excluding employment as an arbitrator), and does not have a direct or indirect interest in any Party or the subject matter of the arbitration. The arbitrator shall either be as mutually agreed by the Parties within fifteen (15) calendar days after submission of the matter to arbitration, or failing agreement shall be selected under the expedited rules of the American Arbitration Association ("AAA"). The rules of AAA shall apply to the extent not inconsistent with the provisions in this Section. Arbitration shall be conducted according to the following: (a) not later than seven (7) days prior to the hearing date set by the arbitrator, each Party shall submit a brief with a single proposal for settlement; (b) the hearing shall be conducted on a confidential basis without continuance or adjournment; and (c) the Parties shall divide equally the cost of the arbitrator and the hearing, and each Party shall be responsible for its own expenses, including its counsel and representatives.

                                    ARTICLE 8
                                     NOTICES

      8.1 Notice Provision. All notices, demands, consents, invoices or other communications required under this Agreement shall be in writing and may be delivered personally to a Party, may be delivered by facsimile providing written confirmation of successful transmission, or may be mailed by deposit in the United States Certified Mail, return receipt requested, or by deposit with a reputable overnight delivery service. Notices shall be effective:

            (i) on the date delivered by personal delivery or facsimile;

            (ii) three (3) business days following the date deposited in the United States mail; or

            (iii) the next business day following delivery to a reputable overnight delivery service.

            8.1.1 Notices or communications shall be delivered and mailed to the Parties at the following addresses, or at any other address substituted by a Party from time to time by written notice to the other Parties:

            To APS:   Arizona Public Service Company
                      Palo Verde Nuclear Generating Station
                      WRF Manager
                      Mail Station 6215
                      P.O. Box 52034
                      Phoenix, Arizona 85072-2034
                      Telephone: 623-393-3000
                      Facsimile: 623-393-1688

            To SRP:   Salt River Project Agricultural
                      Improvement and Power District
                      c/o Secretary
                      P.O. Box 52025
                      Phoenix, Arizona 85072-2025
                      Telephone: 602-236-5005
                      Facsimile: 602-236-2188

            To PWE:   Pinnacle West Energy Corp.
                      Mail Station 8983
                      P.O. Box 53999
                      Phoenix, Arizona 85072-3999
                      Attention: Redhawk Plant Manager
                      Telephone: 602-250-2575
                      Facsimile: 602-250-2153

                                    ARTICLE 9
                                    LIABILITY

      9.1 Limitation of Liability. The liability of a Party to any other Party under this Agreement shall be limited to the direct damages actually sustained by the other Party or Parties. NO PARTY SHALL BE LIABLE TO THE OTHER PARTIES FOR ANY LOSS OR

DAMAGE IN THE NATURE OF PARTIAL OR COMPLETE LOSS OF USE OF ANY GENERATING FACILITY, LOSS OF ELECTRIC POWER, COST OF REPLACEMENT OF ELECTRIC POWER, OR FOR ANY LOSS OF INTEREST, REVENUE OR ANTICIPATED PROFITS FROM ACTIVITIES UNDER THIS AGREEMENT. NO PARTY SHALL BE LIABLE TO THE OTHER PARTIES FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS (OTHER THAN ANY UNPAID FEE OWED TO APS AND SRP PURSUANT TO SECTION 4.3.3), ARISING OUT OF OR RELATED TO THIS AGREEMENT. (The limitations in this Section 9.1 shall not apply to losses in tort to third parties or to Claims against which a Party is entitled to indemnitee protection under Section 9.2.)

      9.2 Indemnity For Claims Asserted by Third Parties.

            9.2.1 APS and SRP (each an "Indemnifying Party") shall defend, indemnify, and hold harmless PWE and its respective affiliates, directors, officers, partners, members, employees, agents, and representatives (each a "PWE Indemnitee") from and against any and all Claims, liability, cost, loss or expense of any kind (including reasonable legal, accounting, consulting, engineering and other fees) that may be imposed on, incurred by, or asserted against the PWE Indemnitees by any other party or parties (including a governmental entity) arising out of the fraud, or a negligent or intentional act or omission, of the Indemnifying Party or its agents or representatives in connection with this Agreement. In this obligation APS and SRP shall not be jointly and severally liable, but each shall be responsible to the PWE Indemnitees for the claims allegedly arising out if its own fraud, negligent or intentional act or omission. In the event any such Claim, liability, cost, loss or expense asserted by a person not a Party to this Agreement is caused by an alleged joint or concurrent fraud, or negligent or intentional act or omission, the Parties at fault shall bear liability in proportion to their own degrees of culpability.

            9.2.2 PWE shall defend, indemnify, and hold harmless APS and SRP and their respective affiliates, directors, officers, partners, members, employees, agents, and representatives (each an "APS/SRP Indemnitee") from and against any and all Claims, liability, cost, loss or expense of any kind (including reasonable legal, accounting, consulting, engineering and other fees) that may be imposed on incurred by, or asserted against the APS/SRP Indemnitees by any other party or parties (including a governmental entity) arising out of the fraud, or a negligent or intentional act or omission, of PWE or its agents or representatives in connection with this Agreement.

            9.2.3 PWE shall defend, indemnify, and hold harmless the APS/SRP Indemnitees from and against any and all Claims, liability, cost, loss or expense of any kind (including reasonable legal, accounting, consulting, engineering and other fees) that may be imposed on, incurred by, or asserted against the APS/SRP Indemnitees by any other party or parties (including a governmental entity) arising out of the receipt, transportation and use of Tolleson Effluent after discharge of the same at the Redhawk Delivery Point, including but not limited to any Release or Threat of Release of a Hazardous Material or Substance (as defined in the Treatment and Transportation Agreement) in connection with or resulting from its activities pertaining to this Agreement or in connection with or resulting from the use by PWE of Tolleson Effluent after delivery to PWE at the Redhawk Delivery Point. PWE shall promptly notify APS and SRP of any such claim and of any Release or Threatened Release of a Hazardous Material or Substance, or violation of Environmental Law or permit condition.

            9.2.4 PWE shall defend, indemnify, and hold harmless the APS/SRP Indemnitees from and against any and all Claims, liability, cost, loss or expense of any kind (including reasonable legal, accounting, consulting, engineering and other fees) that may be imposed on, incurred by, or asserted against the APS/SRP Indemnitees by any other party or parties (including a governmental entity) arising out of PWE's withdrawal and use of groundwater at Redhawk.

      9.3 Responsibility For and Risk Associated With Transferred Tolleson Effluent.

            9.3.1 All risks associated with the transportation, treatment, use, disposal and payment for the Tolleson Effluent transferred to PWE pursuant to this Agreement, shall be the responsibility of PWE from and after discharge of that Tolleson Effluent into the WRF Pipeline at the Delivery Point specified in the Tolleson Agreement; provided, however, that: (i) ownership of the Tolleson Effluent shall not transfer to PWE until it is discharged into the Redhawk Delivery System as specified in the Transportation and Treatment Agreement; and
(ii) APS, as Operating Agent of PVNGS, shall remain responsible for physical transportation and treatment of the Tolleson Effluent through the WRF Pipeline and WRF until the point of discharge into the Redhawk Delivery System, consistent with the terms and conditions of the Transportation and Treatment Agreement.

            9.3.2 During such times as Tolleson Effluent is being transported through the WRF Pipeline and treated in the WRF, PWE, as owner of Redhawk, shall share proportionally in all risks and liability, if any, associated with or arising from the transportation, treatment, disposal and other management of the Tolleson Effluent. Regardless of any allocation or limitation of liabilities and indemnification under the Transportation and Treatment Agreement, PWE's proportional share under the preceding sentence shall initially be set at 50% of the total liability, if any, that is unrelated to the transportation, treatment, disposal and other management of the Tolleson Effluent (and no other source of effluent) prior to delivery to PWE at the Redhawk Delivery Point. If the amount of Tolleson Effluent transferred to PWE for use at Redhawk either materially increases or materially decreases during the term of this Agreement, or if PVNGS materially reduces or ceases the delivery of Tolleson Effluent into the Redhawk Delivery System for a period of time exceeding six months, any Party may request that PWE's share of potential liability under this Section be adjusted to a proportion that accurately reflects the percentage of Tolleson Effluent being transported and treated through the WRF Pipeline and WRF on an annual basis for PWE's use at Redhawk, in comparison to the percentage of Tolleson Effluent being transported and treated through the WRF Pipeline and WRF on an annual basis for other purposes. Upon being notified of a Party's request for such an adjustment, the Parties shall meet to negotiate in good faith and establish a new proportional share of PWE's potential liability consistent with the terms of this Section.

            9.3.3 If Tolleson Effluent transferred pursuant to this Agreement is delivered or made available to PWE for use at Redhawk by means other than discharge into the WRF Pipeline for transportation to and treatment at the WRF, then PWE shall bear all risks associated with receipt, management, use, disposal and payment for such Tolleson Effluent from and after its delivery by Tolleson to or for the benefit of PWE.

      9.4 Claims by Tolleson for Higher Price for Effluent. As provided in
Section 4.3.1 of this Agreement, APS shall bill PWE, as owner of Redhawk, the price specified in Section 2.2 of the Tolleson Agreement only for that quantity of Tolleson Effluent actually delivered to PWE at the Redhawk Delivery Point. If the City of Tolleson claims entitlement to the price specified in Section 2.2 of the Tolleson Agreement for the full quantity of 7,500 acre-feet being transferred to PWE pursuant to this Agreement, regardless of whether that full quantity is actually delivered to PWE for use at Redhawk, PWE shall defend, indemnify, and hold harmless APS, SRP and the other PVNGS Participants, as well as their respective affiliates, directors, officers, partners, members, employees, agents, and representatives from and against any and all Claims, liability, cost, loss or expense of any kind arising out of Tolleson's claim to such entitlement. PWE may, in its sole discretion and after 10 days' prior notice to APS and SRP, choose to pay or settle any such claim without prior approval by APS or SRP; provided, however, that PWE shall not be entitled to act as agent for APS and SRP for purposes of amending the Tolleson Agreement or affecting APS and SRP's rights and obligations thereunder.

      9.5 Survival of Indemnification Obligations. The payment obligations of PWE set forth in Article 4, and the indemnification obligations of the Parties set forth in this Article 9 shall survive the termination or expiration of this Agreement.

      9.6 Liability of PVNGS Operating Agent. Any liability of the PVNGS Operating Agent to the PVNGS Participants for the acts or omissions of the PVNGS Operating Agent or its employees or contractors shall be determined under the provisions of the ANPP Participation Agreement.

                                   ARTICLE 10
                                     GENERAL

      10.1 Entire Agreement. This Agreement supersedes all prior and contemporaneous conduct and communications, whether written or oral, pertaining to the transfer of 7,500 acre-feet per year of Tolleson Effluent from APS and SRP to PWE for use at Redhawk Units 1 and 2. Notwithstanding the foregoing, this Agreement shall be read together with the November 13, 2000 Tolleson Agreement, the November 16, 2000 Co-Ownership Agreement, and the Transportation and Treatment Agreement to obtain necessary definitions and to otherwise determine the intention of the Parties. This Agreement may not be modified, changed or added to except in writing signed by all Parties hereto.

      10.2 Waiver. Each Party's failure or delay in enforcing the terms and conditions of this Agreement or insisting upon strict performance of any of the other Parties' obligations shall not be interpreted as a waiver thereof. Waiver of any provision of this Agreement shall only be effective if in writing and shall not be interpreted as a waiver of any subsequent breach or failure under the same or any other provision of this Agreement. No conduct, statement, course of conduct, course of dealing, oral expression or other action shall be construed as a waiver.

      10.3 Assignment.

            10.3.1 Assignment by APS to PWE. APS may assign its rights and delegate its duties under this Agreement at any time to PWE, provided that APS assigns its entire interest in this Agreement and that PWE assumes in writing all of the APS obligations under this Agreement, and provided further that such assignment shall not become effective until and unless PWE has become a party to the ANPP Participation Agreement. No assignment or delegation under this Section
10.3.1 will release APS from its obligations under this Agreement unless SRP consents to a release (such consent not to be unreasonably withheld, conditioned or delayed). Any subsequent assignment of the Operating Agent's obligations under this Agreement may only be made in conjunction with a corresponding assignment of the Operating Agent's rights and obligations under the ANPP Participation Agreement, and such assignment also shall be subject to all terms and conditions of this Agreement, including the restrictions of Section 10.3.2.

            10.3.2 Assignment to Others. With the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed), a Party may assign its rights and delegate its duties under this Agreement at any time to any other PVNGS Participant or, in the case of PWE as owner of Redhawk and transferee of the right to use Tolleson Effluent, to any other owner of Redhawk, provided that such Party's assignee assumes in writing all of such Party's obligations under this Agreement. No assignment or delegation under this Section 10.3.2 will release the assigning Party from its financial and indemnification obligations under this Agreement unless the other Party or Parties consent to a release (such consent not to be unreasonably withheld, conditioned or delayed). Any assignee to whom the rights and obligations of this Agreement are assigned pursuant to this Section 10.3.2 shall thereafter be subject to all terms and conditions of this Agreement, including the restrictions of this Section 10.3.2.

      10.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona.

      10.5 Attorneys' Fees. Except in case of arbitration conducted pursuant to
Section 7.2, should any Claim be brought by a Party against another Party or Parties arising out of this Agreement, including any action for declaratory or injunctive relief, the prevailing Party or Parties shall be entitled to reasonable attorneys' fees and costs and expenses of litigation and investigation, all as actually incurred, including attorneys' fees, costs and expenses of litigation and investigation incurred in the proceedings, including appellate proceedings, or in any action or participation in, or in connection with, any case or proceeding under the United States or other bankruptcy laws, and any judgment or decree rendered in any such action or proceedings shall include an award thereof.

      10.6 Counterparts. This Agreement may be executed by the Parties in any number of separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. All signatures need not be on the same counterpart.

      10.7 Relationship of the Parties. The execution of this Agreement shall not create or constitute a partnership, joint venture, entity or any form of business organization between the Parties.

            IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

                            ARIZONA PUBLIC SERVICE COMPANY,
                            an Arizona corporation,

                            By /s/ James M. Levine
                              __________________________________________________
                                     Its Executive Vice President, Generation
                                        ________________________________________

                            SALT RIVER PROJECT AGRICULTURAL
                            IMPROVEMENT AND POWER DISTRICT,
                            an Arizona Agricultural Improvement District

                            By /s/ William P. Schrader
                              __________________________________________________
                                     Its President
                                        ________________________________________

                            Approved as to form:

                            By /s/ Richard N. Morrison
                              __________________________________________________

                            PINNACLE WEST ENERGY CORPORATION,
                            an Arizona Corporation

                            By /s/ Ajoy K. Banerjee
                              __________________________________________________
                                     Its Vice President
                                        ________________________________________

                                  ATTACHMENT 1

                       AGREEMENT FOR THE SALE AND PURCHASE

                             OF WASTEWATER EFFLUENT

      THIS AGREEMENT, is made and entered into this 13th day of November 2000, by and between the City of Tolleson, a municipal corporation organized and existing under and by virtue of the laws of the State of Arizona ("Tolleson" or "City"), and Arizona Public Service Company, a corporation organized and existing under and by virtue of the laws of the State of Arizona ("APS") and Salt River Project Agricultural Improvement and Power District, an agricultural improvement district organized and existing under and by virtue of the laws of the State of Arizona ("SRP"). The City, APS and SRP are collectively referred to herein as the "Parties." APS and SRP are collectively referred to herein as "The Companies." All references to "The Companies" in this Agreement shall include APS or SRP, or both APS and SRP, or any affiliated or successor entity to either SRP or APS, including but not limited to Pinnacle West Energy Corporation, an affiliate of APS.

                                   WITNESSETH:

      WHEREAS, Tolleson owns, operates and maintains a wastewater treatment plant (hereinafter the "Plant") situated approximately 1/4 mile south of State Route 85 and approximately 1/4 mile west of 91st Avenue at which Tolleson treats raw sewage collected from sources within and outside of the corporate boundaries of Tolleson and produces treated wastewater effluent which, unless used by Tolleson for other purposes, is discharged into the Salt River in accordance with the laws of the United States and the State of Arizona (hereinafter "Effluent" or "Tolleson Effluent");

      WHEREAS, the rated treatment capacity of the Plant, assuming typical influent quality, is currently approximately 17.5 million gallons per day (hereinafter "M.G.D.") of influent;

      WHEREAS, Tolleson is evaluating the possibility of having the existing Plant re-rated to a capacity of greater than 17.5 M.G.D. of influent, and Tolleson may in the future expand Tolleson's capacity in the Plant to create capacity beyond 17.5 M.G.D.;

      WHEREAS, Tolleson desires to reserve for its use and disposition as it may in its own discretion elect, 10% of the amount of Effluent produced at the Plant (hereinafter "Reserved Effluent");

      WHEREAS, Reserved Effluent may be used, sold or otherwise disposed of by Tolleson for any lawful purpose, including delivery and sale to The Companies consistent with the terms of this Agreement;

      WHEREAS, Tolleson desires to sell and The Companies desire to purchase all available "Surplus Effluent," which for the purposes hereof shall be all of the Effluent produced through the operation of the Plant in excess of the Reserved Effluent, but not to exceed the maximum capacity of the current interconnection (the "Interconnection Facilities") between the Plant and the pipeline (the "Effluent Pipeline") that supplies effluent to the Palo Verde Nuclear Generating Station ("Palo Verde"), and, when operational, the maximum capacity of the modified Interconnection Facilities provided for in Section 5.2 below;

      WHEREAS, additional wastewater treatment is provided at Palo Verde's "Water Reclamation Facility" located at the northern end of the Palo Verde property and the western terminus of the Effluent Pipeline;

      WHEREAS, the Parties previously entered into an Agreement for the Sale and Purchase of Effluent dated June 12, 1981 (the "Previous Agreement");

      WHEREAS this Agreement is intended to replace the Previous Agreement, which will be of no further effect upon execution of this Agreement; and

      WHEREAS, the sale and purchase of the Surplus Effluent will result in its beneficial use and in the reduction in the demand for the limited supplies of unused surface waters and groundwaters;

      NOW THEREFORE, for and in consideration of the mutual covenants, terms and conditions hereinafter stated, the Parties agree as follows:

SECTION 1. SALE AND PURCHASE OF SURPLUS EFFLUENT.

            1.1 Except as provided in other Sections of this Agreement, Tolleson shall sell and deliver to The Companies, and The Companies shall purchase and accept, all of the Surplus Effluent produced through the operation of the Plant during the term of this Agreement. In addition, Tolleson may sell and deliver to The Companies, and The Companies may purchase and accept any or all of the Reserved Effluent not used, sold or otherwise disposed of by Tolleson. Nothing in this Agreement shall impair the right of Tolleson to use, sell or otherwise dispose of any and all of the Reserved Effluent and any Surplus Effluent that The Companies do not purchase and receive under this Agreement pursuant to Sections 2.1, 3.3 or 9.2. The Companies' right to receive Surplus Effluent shall have priority over Tolleson's use, sale or other disposition of any Surplus Effluent except under conditions specified in Section 9.2.

            1.2 This Agreement contains no requirement that Tolleson produce any certain amount of Effluent at the Plant but merely that it deliver to The Companies whatever amount of Surplus Effluent is produced, except as provided elsewhere in this Agreement. However, the Parties understand and acknowledge that since at least 1994 Tolleson has produced between 12,000 and 15,000 acre-feet of Effluent per year. Tolleson agrees that it will undertake all reasonable, good faith efforts to maintain all existing contracts, operations and facilities necessary to sustain discharges of Surplus Effluent meeting the water quality standards of Section 3 at or above the level of 13,000 acre-feet per year. Tolleson further agrees that it will not construct additional wastewater treatment facilities at locations other than the current location of the Plant if such facilities would adversely affect Tolleson's ability to sustain discharges of Surplus Effluent meeting the water quality standards of
Section 3 at or above the level of 13,000 acre-feet per year. Tolleson further agrees that it will notify The Companies, as soon as reasonably possible, of any development or change in circumstances that may adversely affect

Tolleson's ability to continue producing at least 13,000 acre-feet of Surplus Effluent per year that meets the water quality standards of Section 3.

SECTION 2. PRICE AND PAYMENT.

            2.1 The Companies shall pay to Tolleson, for all Effluent that is sold and delivered hereunder for use at or for the benefit of Palo Verde, a price of Thirty Dollars ($30.00) per acre-foot for calendar years 2000 through 2002. Beginning with calendar year 2003 and throughout the remaining term of this Agreement, the price to be paid in all subsequent years during the term of this Agreement for all Effluent that is sold and delivered hereunder for use at or for the benefit of Palo Verde shall be determined by multiplying the previous year's price by the average annual percentage increase in the Consumer Price Index ("CPI") during the immediately preceding five years. Exhibit A to this Agreement, which is specifically incorporated herein by this reference, states the formula, and provides an example, for making the CPI-based price adjustments required by this Section. If, in the sole judgement of The Companies, the price to be paid to Tolleson for Effluent to be delivered and sold for use at or for the benefit of Palo Verde, after application of the CPI-based price adjustment mechanism set forth in this Section, becomes too high in comparison to the price of treated wastewater effluent available to Palo Verde from sources other than Tolleson, The Companies may elect to terminate their obligation to accept and pay for Surplus Effluent for use at or for the benefit of Palo Verde. If The Companies elect to terminate their obligation to accept and pay for Surplus Effluent for use at or for the benefit of Palo Verde pursuant to this Section, they shall provide Tolleson one year's advance written notice of such election to terminate. Provided, however, that upon receipt of written notice of The Companies' election to terminate pursuant to this Section, Tolleson may elect to sell Surplus Effluent to The Companies for use at or for the benefit of Palo Verde at the same price then being paid by The Companies for treated wastewater effluent used at or for the benefit of Palo Verde and sold by sources other than Tolleson (the "New Price"). Tolleson shall provide written notice to The Companies of its election to begin selling Surplus Effluent at the

New Price within 180 days after Tolleson receives notice of The Companies' election to terminate pursuant to this Section. If Tolleson provides such written notice within the required 180 day period, The Companies shall continue to accept and pay for Surplus Effluent used at or for the benefit of Palo Verde at the New Price, consistent with all other terms of this Agreement. If Tolleson does not provide such written notice within the said 180 days, any obligation of Tolleson to supply Surplus Effluent for use at Palo Verde shall be permanently terminated.

            2.2 If Effluent is used at or for the benefit of the proposed electric generating facility commonly referred to as "Redhawk" or any electric generating facilities other than Palo Verde that are owned (in whole or in part) or operated by The Companies (collectively referred to as "Other Electric Generating Facilities") pursuant to Section 4.1, the price to be paid for all such Effluent shall be Seventy Five Dollars ($75.00) per acre-foot during calendar years 2000 through 2002. Beginning with calendar year 2003 and throughout the remaining term of this Agreement, the price to be paid by The Companies for Effluent delivered into the Pipeline and used at or for the benefit of Other Electric Generating Facilities shall be determined by multiplying the previous year's price by the average annual percentage increase in the CPI during the immediately preceding five years. The formula to be used for making this adjustment, and an example of its application, are contained in Exhibit A. The Companies shall measure, keep records of, and report to Tolleson on a monthly basis the quantity, if any, of Effluent used at or for the benefit of such Other Electric Generating Facilities.

            2.3 The Companies shall pay Tolleson monthly an amount equal to the price determined pursuant to Section 2.1 and/or 2.2 hereof, as applicable, multiplied by the number of acre-feet of Effluent that were delivered and accepted for use at or for the benefit of the respective facilities (Palo Verde or Other Electric Generating Facilities) during the prior month. Such monthly payments shall be due and payable 30 days after receipt of the invoice therefor rendered by Tolleson.

            2.4 In the event of a dispute concerning the quantity of Effluent delivered and accepted in any month, The Companies shall pay the invoiced amount, but may do so under written protest. If any protested amount shall subsequently be determined to have been excessive, the excessive amount thereof shall be refunded to The Companies. Any dispute or protest shall be resolved in the manner provided by Section 12.7 hereof.

            2.5 The Companies shall pay Tolleson the price determined pursuant to Section 2.1 for each acre-foot of Surplus Effluent made available by Tolleson for delivery under this Agreement and meeting the water quality standards of
Section 3 that is not accepted by The Companies, up to the then-operational maximum capacity of the Interconnection Facilities, except during any Uncontrollable Force event as defined in Section 9.1. Payments under this Section shall be made to Tolleson monthly in an amount equal to the price determined pursuant to Section 2.1 multiplied by the number of acre-feet of Surplus Effluent meeting the water quality standards of Section 3 made available by Tolleson for delivery, but not accepted by The Companies, during the prior month. Such monthly payments shall be due and payable 30 days after receipt of the invoice therefor rendered by Tolleson. The Companies shall have no obligation to pay for Reserved Effluent not actually accepted into the Effluent Pipeline for use at or for the benefit of Palo Verde or Other Electric Generating Facilities. If The Companies elect to terminate their obligation to accept and pay for Surplus Effluent for use at or for the benefit of Palo Verde pursuant to Section 2.1, the obligation to pay for Surplus Effluent, whether taken or not, under this Section shall remain in effect for any Other Electric Generating Facility for which one or more Notices of Commitment have been submitted to Tolleson pursuant to Section 8.2. Provided, however, that if The Companies terminate their obligation as to Palo Verde, the number of acre-feet thereafter subject to the payment obligation imposed by this Section shall be the number of acre-feet specified in the Notice(s) of Commitment previously submitted to Tolleson. Provided further that, if The Companies terminate their obligation as to Palo Verde, the Parties shall meet to determine, based on actual operating history and projected future needs, the number of acre-feet of Surplus Effluent that will remain committed to such Other Electric Generating Facilities. Such remaining committed Surplus Effluent shall be used only at or for the benefit of such Other Electric Generating Facilities.

            2.6 The methods identified in Paragraphs 2.1 and 2.2 above for determining the price to be paid by The Companies pursuant to this Agreement for each acre-foot of Effluent delivered into the Effluent Pipeline by Tolleson and accepted by The Companies for use at Palo Verde or Other Electric Generating Facilities, and the resulting prices established by those methods, shall remain in effect throughout the term of this Agreement. Provided, however, that: (i) if The Companies enter into a new contract, or amend an existing contract, for supplying treated wastewater effluent to Palo Verde or Other Electric Generating Facilities physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline; and (ii) that new contract or amendment of that existing contract provides for a higher price, or a different method of determining the price, of treated wastewater effluent supplied to Palo Verde or Other Electric Generating Facilities physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline; then (iii) Sections 2.1 and/or 2.2 of this Agreement, as applicable, shall be revised to incorporate that higher price or new method of determining the price. The application of any different method of determining the price of effluent under this Section 2.6 shall not result in a lower price being paid to Tolleson than if such different method were not used. The provisions of this Section shall not apply to any contract entered into by The Companies for a backup supply of treated wastewater effluent that allows The Companies to purchase such effluent when Tolleson is unable to deliver into the Pipeline at least 13,000 acre-feet per year of Surplus Effluent meeting the water quality standards of Section 3. The price benefits afforded to Tolleson by this Section shall apply if The Companies purchase another source of treated wastewater effluent, other than a backup supply pursuant to the immediately preceding sentence, for use at or for the benefit of any Other Electric Generating Facility physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline, whether or not the other source of treated wastewater effluent is delivered into the Effluent Pipeline. For purposes of this Agreement, the phrase "physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline" shall apply only to any Other Electric Generating Facilities located within: (i) the area described in the legal description and accompanying map attached to this Agreement as Exhibit B, which exhibit is specifically incorporated herein by this reference; or (ii) within one mile north or two miles south of any portion of the Effluent Pipeline. The Companies agree, as a covenant of good faith, to comply with the requirements of this Section and Section 4.2 by refraining from constructing or acquiring Other Electric Generating Facilities in locations immediately outside the area defined in the preceding sentence as subject to the "physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline" standard if such construction or acquisition is intended to avoid the requirements of this Section or Section 4.2.

            2.7 In addition to any amounts The Companies are required to pay under paragraphs 2.3 and 2.5 of this Agreement, The Companies shall also pay Tolleson monthly, from the date of execution of this Agreement until June 30, 2002, an amount equal to the difference between: (1) the sum of the amounts paid under paragraphs 2.3 and 2.5 of this Agreement; and (2) the amount that The Companies would have been required to pay Tolleson for an equal quantity of Effluent under the Previous Agreement among APS, SRP and Tolleson dated June 12, 1981.

            2.8 If at any time The Companies fail to pay to Tolleson the amounts they are obligated to pay under Sections 2.3 and 2.5 within the 30 days provided for such payment, Tolleson may, after providing 10 days advance written notice, cease delivering Surplus Effluent into the Effluent Pipeline until all past due amounts are paid in full.

SECTION 3. QUALITY OF THE SURPLUS EFFLUENT.

            3.1 All Effluent sold and delivered hereunder shall have received wastewater treatment, and shall meet the standards required by law and specified in Permit No. AZ0020338 issued to Tolleson by the Environmental Protection Agency (hereinafter "EPA"), including any amendments or replacements thereof as may be made from time to time and/or in any other required permit or authorization as may hereafter be issued by the Arizona Department of Environmental Quality (hereinafter "ADEQ"), or any other federal or state agency having jurisdiction respecting the treatment and/or discharge of wastewater effluent, except that disinfection (by chlorination or otherwise) of such Effluent sold and delivered hereunder shall be required and performed only upon the terms and conditions hereinafter provided.

            3.2 In addition to meeting the permit-based water quality requirements specified in Section 3.1, Tolleson shall use its best efforts to operate and maintain its existing Plant in a manner that will treat Effluent such that the Effluent does not exceed: (i) 30 milligrams per liter (mg/l) of Biological Oxygen Demand ("BOD") for any period of time; (ii) 25 mg/l BOD for any period longer than two consecutive days; (iii) 20 mg/l BOD for any period longer than one week; or (iv) 15 mg/l BOD for any period longer than one month. Nothing contained in this Section 3.2 shall require Tolleson to upgrade or improve the Plant or otherwise compel Tolleson to incur any additional expense in the operation of the Plant.

            3.3 The Companies shall not be required to purchase, accept or pay for any Effluent that does not meet the water quality standards set forth in Sections 3.1 and 3.2 hereof. The Companies' sole remedy for breach of Tolleson's obligation to meet the water quality standards of Sections 3.1 and 3.2 shall be the right to refuse to purchase, accept or pay for any Effluent that does not meet those standards.

            3.4 Tolleson, on the written request of The Companies, shall disinfect the surplus Effluent to be delivered to The Companies, provided that The Companies shall reimburse Tolleson for its direct costs associated with such disinfection.

            3.5 Tolleson shall promptly notify APS by telephone, and in writing as soon as reasonable thereafter, of any changes in wastewater treatment processes or operational anomalies at the Plant that have the potential to significantly change the composition of the Effluent delivered to The Companies, including, but not limited to, changes that would affect compliance with the water quality standards addressed in this Section 3. The Companies acknowledge that the Plant has exceeded, and will exceed the foregoing BOD levels, and Tolleson acknowledges that The Companies will not be obligated to purchase any Effluent produced by Tolleson that exceeds the foregoing BOD levels.

SECTION 4. USE OF EFFLUENT.

            4.1 The primary use of the Effluent purchased and accepted by The Companies under this Agreement is for cooling required for generation of electric power at Palo Verde. The Companies may also use, transfer or execute a water exchange for any or all of the Effluent made available under this Agreement for use at or for the benefit of any Other Electric Generating Facilities that The Companies may now or in the future develop, own (in whole or in part) or operate. All such Effluent used at or for the benefit of Other Electric Generating Facilities shall be subject to the price established in
Section 2.2.

            4.2 If at any time The Companies use any treated wastewater effluent at or for the benefit of Other Electric Generating Facilities physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline, Tolleson shall have the first right to sell to The Companies, and The Companies shall have the obligation to purchase from Tolleson, all such treated wastewater effluent, up to the then-operational maximum capacity of the Interconnection Facilities, provided that:

      (a) the treated wastewater effluent requirements of Palo Verde are being fully satisfied, whether by Tolleson Effluent or by effluent from other sources;

      (b) the Participants in Palo Verde consent to the use of the Effluent Pipeline, Water Reclamation Facility and any other property or facilities owned by such Participants for transportation and treatment of Effluent for use at or for Other Electric Generating Facilities (provided, however, that if such consent is not obtained from the Palo Verde Participants by December 31, 2001, Tolleson may elect to terminate its obligation under this Agreement to deliver and sell Surplus Effluent to the Companies); by its execution of this Agreement, APS confirms its consent, as a Palo Verde Participant, to the use of the Effluent Pipeline, Water Reclamation Facility and any other Palo Verde property or facilities required for transportation and treatment of Effluent for use at or for Other Electric Generating Facilities; and

      (c) Tolleson produces the lesser of 12,000 acre feet per year of Effluent or sufficient Surplus Effluent meeting the water quality standards of Section 3 to satisfy the quantity specified in any Notices of Commitment delivered to Tolleson by The Companies pursuant to Section 8.2.

To the extent that all of the preceding requirements are satisfied, Tolleson shall have the first right to sell to The Companies, and The Companies shall be obligated to purchase from Tolleson, treated wastewater effluent for use at or for the benefit of Other Electric Generating Facilities physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline, up to the lesser of: (i) the maximum quantity of effluent used at or for the benefit of such Other Electric Generating Facilities physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline; or (ii) the then-operational maximum capacity of the Interconnection Facilities. For the purpose of determining the times when The Companies must take Surplus Effluent first at Other Electric Generating Facilities physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline, The Companies shall allocate all treated wastewater effluent that The Companies acquire, other than Surplus Effluent, first for use at Palo Verde. Only after purchasing all available Surplus Effluent meeting the water quality standards of Section 3 may The Companies purchase treated wastewater effluent from another source for use at or for the benefit of such Other Electric Generating Facilities physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline, or use groundwater for condenser cooling in lieu of such Surplus Effluent, except to the extent that groundwater is necessary to make up any shortfall in cooling water requirements resulting from physical constraints in the Effluent Pipeline, Water Reclamation Facility or other Palo Verde facilities. Nothing in this Agreement shall prohibit or limit the right of The Companies to enter into additional contracts with other parties for the sale and purchase of wastewater effluent to be used at Palo Verde or Other Electric Generating Facilities, provided that such contracts do not limit Tolleson's rights under this Agreement. To the extent that any amount of Surplus Effluent is used at or for the benefit of Other Electric

Generating Facilities, Tolleson shall be relieved of any obligation it may have under this Agreement to supply that quantity of Surplus Effluent for use at or for the benefit of Palo Verde.

SECTION 5. DELIVERY POINT AND METERING.

            5.1 Effluent sold and purchased hereunder shall be delivered by Tolleson and accepted by The Companies at the valve that controls the flow of Effluent into the Effluent Pipeline (hereinafter the "Delivery Point") at the interconnection between the two outfall wastewater lines from the Plant to the Salt River (hereinafter the "Outfall Lines") and the Effluent Pipeline. Such Effluent delivered by Tolleson and accepted by The Companies at the Delivery Point shall be deemed "delivered into the Effluent Pipeline" as that phrase is used in this Agreement.

            5.2 Within one year after the execution of this contract, The Companies shall design and construct a modification to the existing Interconnection Facilities between the Outfall Lines and the Effluent Pipeline to allow delivery by Tolleson into the Effluent Pipeline of at least 21 M.G.D. of Surplus Effluent. All costs associated with the design, construction, operation and maintenance of this modification shall be borne by The Companies, and title to the modified Interconnection Facilities shall be vested consistent with the provisions of Exhibit C, which identifies specific components of the Interconnection Facilities and the Party or Parties in which title to each such component is vested. The Companies shall be responsible for, and the Parties shall cooperate as necessary, to ensure the timely design, construction, operation and maintenance of the existing and modified Interconnection Facilities required by this Section and to ensure that such activities do not interfere with the operation of the Plant or the Effluent Pipeline. If The Companies cease using the Interconnection Facilities for acceptance of Effluent from Tolleson, The Companies shall either continue to operate and maintain the Interconnection Facilities to ensure that operation of the Plant will not be adversely affected, or shall offer to transfer to Tolleson title over any portion of the Interconnection Facilities that is necessary to the operation of the Plant, provided, however, that if Tolleson refuses to accept such title, The Companies shall have no obligation to continue to operate or maintain the Interconnection Facilities.

            5.3 The quantity of Effluent delivered by Tolleson and accepted by The Companies at the Delivery Point shall be measured by metering devices installed by The Companies as close to the Delivery Point as practicable. The quantity of Effluent supplied by Tolleson and accepted by The Companies for use at or for the benefit of Other Electrical Generating Facilities shall be measured by a metering device installed by The Companies at a point which will measure the amount of Effluent that is used at or for the benefit of Other Electrical Generating Facilities. Such metering devices shall be of a design and type acceptable to Tolleson and The Companies. The costs of such devices and their installation, operation, maintenance, replacements, repair, betterments and calibration shall be borne by The Companies, except as otherwise provided in
Section 7.2 hereof, and the title thereto shall be vested in The Companies. Provisions shall be made to permit flow meter information to be continuously displayed in a panel or panels at the Plant utilizing facilities and equipment as Tolleson may, at its own expense provide, title to which shall be vested in Tolleson.

            5.4 In the event that the flow metering device measuring flows of Tolleson Effluent into the Effluent Pipeline shall fail or be inoperative, Tolleson shall have the right to use other in-Plant flow metering equipment to determine the volume of Effluent delivered for billing purposes.

            5.5 If Tolleson concludes that increases in capacity of the Plant beyond 21 M.G.D. are necessary or desirable, the Parties shall meet, upon request by Tolleson, to discuss potential additional modifications of the Interconnection Facilities beyond those required by Section 5.2 above. Any terms for the design and construction of, and payment for, additional modifications, and any terms for the purchase and sale of any Effluent made available by an increase in the capacity of the Interconnection Facilities beyond 21 M.G.D., shall be established by mutual agreement of the Parties at that time.

SECTION 6. PERMITS AND AUTHORIZATIONS.

            6.1 Tolleson shall be solely responsible for securing and maintaining in force and effect any and all permits and authorizations required by law for the delivery of Effluent to The Companies at the Delivery Point and for the discharge into the Salt River or other disposal of Effluent which is not delivered to and accepted by The Companies.

            6.2 The Companies shall be solely responsible for securing and maintaining in force and effect any and all permits and authorizations required by law for the transportation of the Effluent from the Delivery Point to Palo Verde or to any other points and for any uses of the Effluent that are allowed by Section 4 of this Agreement. Such responsibility of The Companies may be delegated to others, but as between the Parties the responsibility rests solely upon The Companies.

            6.3 Each of the Parties shall cooperate with the other Parties in securing and maintaining in force and effect the permits and authorizations required in accordance with this Agreement or by local, state or federal laws and regulations and shall render such assistance to the other Parties as it or they may reasonably request. Each Party shall furnish to the other Parties a copy of each permit and authorization obtained pursuant to Sections 6.1 and 6.2 hereof.

            6.4 Should Tolleson be required by law to treat the Effluent in a manner that results in increased expenses to Tolleson because it is delivering the Effluent to The Companies under this Agreement, which expense it would not have incurred if the Effluent was disposed by Tolleson into the Salt River, then The Companies shall have the right to require Tolleson to so treat the Effluent and shall reimburse Tolleson for all reasonable expenses (including without limitation any costs of plant additions or improvements) incurred by Tolleson in providing such treatment. If The Companies, in their sole discretion, decide not to exercise their right under this Section to require additional treatment, they may take other action, including terminating this Agreement, to ensure continuing compliance with applicable law. However, prior to terminating this Agreement as allowed in the previous sentence, The

Companies shall meet with Tolleson to discuss any alternatives to termination that may be available to ensure compliance with applicable law.

SECTION 7. IMPLEMENTATION OF THE AGREEMENT.

            7.1 Within 30 days after the effective date of this Agreement, Tolleson shall designate a representative and The Companies shall jointly designate a representative for the purposes of: (i) implementing this Agreement in accordance with its terms, (ii) coordinating the design and construction by The Companies of the modifications to the Interconnection Facilities required by
Section 5.2 above, (iii) ensuring the continued satisfactory operation and maintenance of the Interconnection Facilities, and (iv) discussing any issues of interest or concern to either or both Parties relating to this Agreement. Either Tolleson or The Companies may from time to time designate a substitute or successor authorized representative by giving written notice of such designation to the other party.

            7.2 The metering devices used to measure the quantity of Effluent delivered and accepted hereunder, and the quantity of Effluent used at or for the benefit of Other Electrical Generating Facilities, shall be calibrated in a manner acceptable to the authorized representatives prior to the date when such devices are placed in service and thereafter not less frequently than once every six months. The costs of such scheduled calibrations shall be borne by The Companies. The authorized representative for Tolleson may request in writing such additional calibrations as he in his sole discretion deems appropriate; provided that the cost incurred by The Companies for each such additional calibration shall be reimbursed by Tolleson unless any such additional calibration reveals that the inaccuracy of the metering devices is greater than (plus/minus) 2% in which case the cost of such additional calibration shall be borne by The Companies. Copies of all records showing calibration of meters shall be delivered to Tolleson after each calibration, and copies of all records of measurements of Effluent supplied to or for the benefit of Palo Verde or Other Electrical Generating Facilities shall be delivered to Tolleson monthly, with cover letters acknowledging the records to be true copies.

SECTION 8. DELIVERY AND ACCEPTANCE OF EFFLUENT.

            8.1 The obligation of Tolleson to sell and deliver Surplus Effluent under this Agreement shall commence on the date this Agreement is executed and shall continue throughout the term of this Agreement, except as otherwise provided in this Agreement.

            8.2 At any time after the effective date of this Agreement, provided that the treated wastewater effluent requirements of Palo Verde are being fully satisfied, The Companies may deliver to Tolleson one or more written notices of The Companies' commitment ("Notice of Commitment") to purchase up to 13,000 acre-feet of Surplus Effluent for use at or for the benefit of Other Electric Generating Facilities. The Companies may specify any quantity of Surplus Effluent in any individual Notice of Commitment, up to the then-operational maximum capacity of the Interconnection Facilities. The price to be paid for any Effluent specified in a Notice of Commitment that is actually taken into the Effluent Pipeline and used at or for the benefit of Other Electric Generating Facilities shall be as specified in Section 2.2. The price to be paid for any Effluent specified in a Notice of Commitment that is not actually taken into the Effluent Pipeline and used at or for the benefit of Other Electric Generating Facilities shall be as specified in Section 2.5.

            8.3 If The Companies have not delivered one or more Notices of Commitment to purchase at least the following Minimum Quantities of Surplus Effluent for use at or for the benefit of Other Electric Generating Facilities on or before the Commitment Dates identified in the following table, Tolleson may elect to terminate its continuing obligation to sell and deliver any portion of the corresponding Minimum Quantity of Surplus Effluent for use at or for the benefit of Palo Verde or Other Electric Generating Facilities that is not yet subject to a Notice of Commitment:

 COMMITMENT DATE                MINIMUM QUANTITY
-----------------           --------------------------------------
December 31, 2002           At least 3,000 acre-feet
December 31, 2003           At least an additional 3,000 acre-feet
December 31, 2005           At least an additional 3,000 acre-feet
December 31, 2007           At least an additional 4,000 acre-feet

For a period of one year following each specified Commitment Date, Tolleson may terminate its obligation to sell and deliver any portion of the corresponding Minimum Quantity not yet subject to a Notice of Commitment by delivering to The Companies one or more written Notices of Intent to Terminate. Each Notice of Intent to Terminate shall specify the quantity of Surplus Effluent for which Tolleson has elected to terminate its obligation to sell and deliver to the Companies for use at or for the benefit of Palo Verde or Other Electric Generating Facilities. Upon receipt of a Notice of Intent to Terminate, The Companies shall have ninety days thereafter within which to submit a Notice of Commitment to Tolleson for the quantity of Surplus Effluent for use at or for the benefit of Other Electric Generating Facilities specified in the Notice of Intent to Terminate. If The Companies submit a Notice of Commitment within this ninety-day period, Tolleson's continuing obligation to sell and deliver Surplus Effluent to The Companies for use at or for the benefit of Palo Verde or Other Electric Generating Facilities shall not be terminated. If The Companies do not submit a Notice of Commitment within this ninety day period, Tolleson's obligation to sell and deliver the specified quantity of Surplus Effluent for use at or for the benefit of Palo Verde or Other Electric Generating Facilities shall be terminated, the specified quantity of Surplus Effluent shall no longer be eligible for price adjustments pursuant to Sections 2.1, 2.2 or 2.6, and The Companies shall no longer be obligated to pay, pursuant to Section 2.5, for any of the specified Surplus Effluent not actually taken into the Pipeline. Notwithstanding the previous sentence, The Companies may continue to accept into the Pipeline any or all of the Surplus Effluent specified in the Notice of Intent to Terminate provided Tolleson desires to continue delivering such Surplus Effluent, in which event, The Companies shall pay

Tolleson the price for such Surplus Effluent specified in Section 2.1 or Section 2.2, as appropriate.

            8.4 Nothing in Sections 8.2 and 8.3 is intended to limit Tolleson's first right to deliver into the Effluent Pipeline and sell to The Companies treated wastewater effluent for use at or for the benefit of Other Electric Generating Facilities as provided in Section 4.2 or to limit the obligation of The Companies to purchase and accept all of the Surplus Effluent produced through the operation of the Plant as provided in Section 1.1. To the extent that The Companies purchase treated wastewater effluent delivered into the Effluent Pipeline for use at or for the benefit of Other Electric Generating Facilities, Tolleson shall have the first right to sell such treated wastewater effluent consistent with the terms of Section 4.2, regardless of whether The Companies have submitted one or more Notices of Commitment for that amount of Surplus Effluent.

            8.5 The Companies shall have the right to refuse delivery of Effluent whenever, in their sole and reasonable discretion, use of Effluent would cause significant operational problems in the Effluent Pipeline, Water Reclamation Facility or other Palo Verde facilities. However, other than during an Uncontrollable Force event, as defined in Section 9.1, The Companies shall pay the price established in Section 2.5 for any Surplus Effluent refused pursuant to this Section 8.5 that is actually available for delivery to the Delivery Point and meets the water quality standards of Section 3 of this Agreement.

SECTION 9. UNCONTROLLABLE FORCE AND OUTAGES.

            9.1 Neither Tolleson nor The Companies shall be considered to be in default in the performance of any of the obligations hereunder if failure of performance shall be due to an Uncontrollable Force. The term "Uncontrollable Force" shall mean any cause beyond the control of the Party affected, including, but not limited to, failure of facilities, flood, earthquake, tornado, storm, fire, lightning, epidemic, war, riot, civil disturbance or disobedience, labor dispute, and action or nonaction by or failure to obtain or revocation of the necessary authorizations or approvals from any governmental agency or authority or the electorate, labor or material shortage, sabotage and restraint by Court order or public authority, which by exercise of due diligence and foresight such Party could not reasonably have been expected to avoid and which by exercise of due diligence it shall be unable to overcome. Nothing contained herein shall be construed so as to require any Party to settle any strike or labor dispute in which it may be involved. Any Party rendered unable to fulfill any obligation by reason of any Uncontrollable Force shall exercise due diligence to remove such inability with all reasonable dispatch.

            9.2 Whenever an Uncontrollable Force as defined in Section 9.1 prevents The Companies from being able to accept or use the Surplus Effluent, then Tolleson may enter into temporary contracts with any other parties for sale of the Surplus Effluent. If Tolleson has entered into such a temporary contract, Tolleson shall be allowed up to 30 days to begin delivery of the Surplus Effluent to The Companies after receiving written notice from The Companies that the disability has been removed.

            9.3 Notwithstanding the provisions of Sections 9.1 and 9.2, if, after the exercise of due diligence, the Party rendered unable to fulfill an obligation remains unable to remove such inability for one full year, the other Party may elect to terminate this Agreement anytime thereafter by tendering 90 days written notice of its intention to terminate. However, if The Companies receive a written termination notice from Tolleson pursuant to the preceding sentence, The Companies may elect, at any time prior to the expiration of the 90 days, to begin paying the price established in Section 2.5 for any Surplus Effluent available for delivery and meeting the water quality standards of
Section 3 of this Agreement, up to the then-operational maximum capacity of the Interconnection Facilities. As long as The Companies continue the payments required under this paragraph, this Agreement shall remain in full force and effect.

            9.4 If an Uncontrollable Force or malfunction of any component or system of the Effluent Pipeline or the Water Reclamation Facility at Palo Verde, restricts the capability of either of such facilities to transport or treat wastewater effluent from all sources for a period of one full year or less, then The Companies may refuse to accept delivery of the Surplus

Effluent and shall not be required to pay therefor. It is understood, however, that the Surplus Effluent from Tolleson's Plant shall be the last source of effluent that The Companies cut back on during such Uncontrollable Force or malfunction and that The Companies shall not refuse to accept and pay for Tolleson's Surplus Effluent to the extent that they are accepting and paying for effluent from any other source.

            9.5 If The Companies initiate a Scheduled Outage of Palo Verde, the Effluent Pipeline or the Water Reclamation Facility, The Companies shall pay the price established in Section 2.5 for any Surplus Effluent available for delivery and meeting the water quality standards of Section 3 of this Agreement, up to the then-operational maximum capacity of the Interconnection Facilities. As long as The Companies continue the payments required under this Section, this Agreement shall remain in full force and effect. If Tolleson initiates a Scheduled Outage of the Plant, any obligation that Tolleson may have to supply Effluent, and the obligation of The Companies to pay the price established under
Section 2.5, shall be suspended during such Scheduled Outage. "Scheduled Outage" shall mean any temporary cessation of operations that is planned and controlled by the Party initiating the Scheduled Outage.

            9.6 Except in emergencies, The Companies shall give 30 days written notice in advance of any discontinuation of acceptance of Surplus Effluent under the provisions of this Section 9. Except in emergencies, Tolleson shall give 30 days written notice in advance of any Scheduled Outage that will limit Tolleson's ability to supply at least 13,000 acre-feet per year of Surplus Effluent to The Companies. Tolleson shall use its best efforts to minimize the duration of any Scheduled Outage that will limit Tolleson's ability to supply at least 13,000 acre-feet per year of Surplus Effluent to The Companies.

SECTION 10. LIABILITY AND INSURANCE.

            10.1 Except for the negligent or intentional acts of The Companies, their officers, directors, employees and agents, Tolleson shall, to the extent permitted by law, indemnify and hold The Companies and their officers, directors, employees and agents harmless for any physical damage to property, or death of, or personal injury to, any person, and from any cost, expense, claim or loss from such damage, injury or death arising out of the ownership, use, occupancy, operation, maintenance, repair, replacement and reconstruction of the Plant and the Outfall Lines and that portion of the Interconnection Facilities owned by Tolleson as specified in Exhibit B.

            10.2 Except for the negligent or intentional acts of Tolleson, its officers, managers, employees or agents, The Companies shall indemnify and hold Tolleson and its officers, managers, employees and agents harmless for any physical damage to property, or death of, or personal injury to, any person, and from any cost, expense, claim or loss from such damage, injury or death arising out of the construction, ownership, use, occupancy, operation, maintenance, repair, replacement and reconstruction of the delivery facilities at the Delivery Point, that portion of the Interconnection Facilities owned by the Companies as specified in Exhibit C, the Effluent Pipeline, the facilities at Palo Verde, or the transportation, use, resale or disposal of Surplus Effluent delivered and accepted hereunder.

            10.3 Tolleson shall procure and maintain insurance against physical damage to property, or death of, or personal injury to, any persons, of the kind and with coverages normally carried by entities operating properties similar to the Plant and the Outfall Lines. Upon request, Tolleson shall furnish to The Companies certificates of insurance demonstrating compliance with this Section 10.3.

            10.4 The Companies shall procure and maintain insurance against physical damage to property, or death of, or personal injury to, any persons, of the kind and with coverages normally carried by entities operating properties similar to the Effluent Pipeline and Palo Verde. Upon request, The Companies shall furnish to Tolleson certificates of insurance demonstrating compliance with this Section 10.4.

SECTION 11. INSPECTIONS AND ACCESS TO RECORDS.

            11.1 Each of the Parties shall have the right, during reasonable hours, of access to and inspection of the facilities and operations of the other Parties which are associated with the treatment, delivery, measurement, transportation and use of Effluent sold and purchased hereunder.

            11.2 Each of the Parties shall have the right, during reasonable hours, of access to the records of the other Parties which are relevant for proving compliance or noncompliance of each of the Parties with any of the terms of this Agreement.

SECTION 12. GENERAL.

            12.1 Effective Date and Term. This Agreement shall be effective from and after the date of its execution by the parties and shall expire on December 31, 2050, unless partially or fully terminated before that date under the provisions of Sections 2.1, 6.4, 8.3, 9.3 or 12.3.1.

            12.2 Assignment of Agreement or Transfer of Facilities.

            12.2.1 Neither Tolleson nor The Companies shall transfer or assign any of their respective rights, titles and interests in and to this Agreement without the prior written consent of the other Parties, except that: (i) The Companies and any of their affiliates, successors or assigns shall each have the right to transfer and assign all or any portion of its right, title and interest in this Agreement to the other, to any related corporate entity, or to any other entity now or hereafter participating in Palo Verde or any Other Electric Generating Facilities which utilize the Surplus Effluent sold hereunder, provided that such entity expressly assumes the obligations of the respective Company, as applicable, under this Agreement; and (ii) either Company, and any of its respective affiliates, successors or assigns shall have the right to transfer its right, title and interest in this Agreement to any mortgagee, trustee or secured party under present or future deeds of trust, mortgages, indentures or security agreements. A transfer or assignment by any Party shall not release that party from its obligations as the primary obligor under the Agreement without the written consent of the other Parties. In the event of any transfer or assignment of this Agreement by either Tolleson or The Companies, the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and shall apply to the respective transferees, successors and assigns of Tolleson and The Companies.

            12.2.2 The Companies shall not convey Palo Verde or any interest therein without the grantee of such conveyance expressly agreeing to be bound by all terms of this Agreement, unless The Company that conveys its interest in Palo Verde expressly agrees to continue to be bound by all terms of this Agreement. Tolleson shall not convey the Plant or any interest therein, without the grantee of such conveyance expressly agreeing to be bound by all terms of this Agreement.

            12.3 Compliance with Laws.

            12.3.1 The Companies shall use the Effluent delivered hereunder in accordance with the applicable laws of the United States of America, the applicable laws of the State of Arizona and the rules and regulations of federal, state and local agencies; provided, however, that in the event any such laws or regulations shall be amended in the future so as to make it impossible or uneconomical to use the Effluent for the purposes specified in this Agreement, The Companies shall, at their option, have the right to cancel and terminate this Agreement upon giving 90 days notice in writing to Tolleson. In the event Tolleson is prohibited by any state or federal laws or regulations from selling Effluent for the uses contemplated herein, Tolleson shall have the right to cancel and terminate this Agreement upon giving 90 days notice in writing to The Companies. Until the notice period runs and the termination becomes effective, The Companies shall continue to pay for the Surplus Effluent pursuant to Section 2.5, except as otherwise specified in this Agreement.

            12.3.2 If any proceeding in law or equity is instituted challenging the authority and power of Tolleson and/or The Companies to make, execute and deliver this Agreement and/or to perform its terms, covenants and conditions, or relating to the rights, title and interest of Tolleson or The Companies in and to the Effluent, then Tolleson and The

Companies shall jointly and cooperatively defend the validity of this Agreement and the sale, delivery and uses of Effluent contemplated herein.

            12.3.3 The Parties acknowledge that this Agreement is subject to the provisions of Arizona Revised Statutes Section 38-511, and can be cancelled within three years after its execution by Tolleson if any person significantly involved in initiating, negotiating, securing, drafting or creating this Agreement on behalf of Tolleson is, while this Agreement is in effect during that three year period, an employee or agent of or consultant to any other Party to this Agreement.

            12.4 Notices. All notices, demands, consents or other writings given or made pursuant to this Agreement shall be in writing and, unless otherwise specified herein, shall be deemed to have been duly given when made and deposited in the United States mail by registered or certified mail with postage prepaid and addressed as follows:

                  To Tolleson:      City Manager
                                    9555 West Van Buren
                                    Tolleson, Arizona 85353

                  To APS:           Arizona Public Service Company
                                    Palo Verde Nuclear Generating Station
                                    WRF Manager
                                    Mail Station 6215
                                    P. O. Box 52034
                                    Phoenix, Arizona 85072-2034

                  To SRP: Salt River Project Agricultural Improvement and Power District c/o Secretary
                                    P. O. Box 52025
                                    Phoenix, Arizona 85072-2025

The address to which any notice, demand, consent or other writing shall be given to any Party may be changed from time to time by written notice of such Party to the other Parties as above provided.

            12.5 Relative Responsibilities and Authority of The Companies.

            12.5.1 APS, or any of its affiliates, successors or assigns acting as Operating Agent of Palo Verde, is authorized to act for and on behalf of SRP in all matters affecting the implementation and performance of this Agreement for the use of Effluent at Palo Verde, and all actions and representations taken or made by APS in the implementation and performance of this Agreement shall be binding upon SRP.

            12.5.2 In the event all or part of the Effluent is used other than at Palo Verde, The Companies shall be jointly responsible for implementation and performance of this Agreement.

            12.5.3 The Companies shall be jointly and severally liable to perform the obligations to Tolleson that are imposed by this Agreement.

            12.5.4 The Companies represent that they have the authority to enter into and carry out all obligations to Tolleson under this Agreement.

            12.6 Waivers. The waiver by either Tolleson or The Companies of any breach of any term, covenant or condition of this Agreement shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach thereof or a subsequent breach of any other term, covenant or condition in this Agreement.

            12.7 Resolution of Conflicts and Disputes. Any conflict or disputes in: (i) the implementation of this Agreement provided in Section 7, or (ii) the quantity or quality of Surplus Effluent delivered as discussed in Section 2.4, shall be resolved by arbitration in accord with the rules of the American Arbitration Association. No other conflicts or disputes arising out of the Agreement shall be subject to mandatory arbitration. In all cases, the Agreement shall be interpreted according to the laws of the State of Arizona.

            12.8 Sales and Use Taxes. In the event the State of Arizona, County of Maricopa or the federal government should require that Tolleson pay a tax resulting from the sale of Effluent to The Companies, then the price for the Effluent shall be increased by the amount of such tax. In the event Tolleson shall levy a tax on the sale or use of the Effluent, then the amounts of any such tax paid by The Companies shall be deducted from the amounts payable under Sections 2.1 or 2.2 hereof.

            12.9 Section Headings. Section headings in this Agreement are for convenience only and do not purport to describe accurately or completely the contents of any section. Such headings are not to be construed as a part of this Agreement or as in any way defining, limiting or amplifying the provisions hereof.

            12.10 Severability. If any term or provision of this Agreement is held to be void, invalid or unenforceable by a court of competent jurisdiction, that term or provision shall be severable from the remainder of this Agreement and shall not affect or render invalid, void or unenforceable any other provision or term of this Agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and attested by their respective duly authorized officers as of the date first above written.

ATTEST:                                       CITY OF TOLLESON

/s/ Rosemarie Martinez Booth        By /s/ Adolfo F. Gamez
_______________________________     ____________________________________
City Clerk                                         Mayor

                                        Reviewed By

                                        /s/ Ralph Velez
                                        _________________________________
                                        City Manager

                                        Approved as to Form

                                        /s/ Scott W. Ruby
                                        _________________________________
                                        City Attorney

ATTEST:                                 ARIZONA PUBLIC SERVICE COMPANY

/s/ Betsy A. Pregulman              By /s/ James M. Levine
_______________________________     ____________________________________
       (Title)                                  (Title)
Associate Secretary                     Executive Vice President,
                                            Generation

ATTEST & COUNTERSIGN.                       SALT RIVER PROJECT
                                            AGRICULTURAL IMPROVEMENT
                                            AND POWER DISTRICT

/s/ Terri A. Lonon                  By William P. Schrader
_______________________________     ____________________________________
         (Title)                                    (Title)
   Corporate Secretary                             President

                                   EXHIBIT A

The following formula shall be used to adjust the prices of Effluent established in Sections 2.1 and 2.2 of the Agreement:

      Formula:    Pp (1 + A) = Pc

      Where:      Pp Previous year's price

                  A= The average of the previous 5 years' annual percent change (ending in Dec) of the Consumer Price Index for Urban Consumers (CPI-U), Expenditure Category "All Items" (as published by the Bureau of Labor Statistics).

                  Pc = New or Current year's price

This adjustment to the prices paid to the City for Effluent will be made each calendar year, effective in January, using the most recent CPI-U data available. This method of price adjustment will be used throughout the term of this Agreement.

      Example of price adjustment using the above formula:

                  Pp (1 +A) = Pc

      Where:      Pp = $30/AF (previous year's price)
                  A = 2.5%(1995 CPI)+3.3%(1996)+1.7%(1997)+1.6%(1998)+2.7%(1999)
                      ----------------------------------------------------------
                                                  5

                  A = 11.8%
                      -----
                        5

                  A = 2.4% (most recent 5 year CPI-U average)

                  $30.00 (1 +.024) = Pc = $30.72 (New or Current Year Price)

Each subsequent year, Pc will become the most recent previous year's price (Pp) for calculating the next year's price. "A", which is a "rolling five-year average", will be comprised of the average of the most recent five-years' annual CPI-U percentage changes.

      Example for year #2:

                  Pp (1+A) = Pc

      Where:      Pp = $30.72
                  A = 3.3% + 1.7% + 1.6% + 2.7% + 3.0% [assumed]
                      --------------------------------
                                     5

                  A = 2.5%

                  $30.72 (1.025) = Pc = $31.49 (New or Current Year Price)

                                    EXHIBIT B

The following legal description, as depicted on the attached map, describes the area within which Other Electric Generating Facilities are subject to the "physically capable of being economically served by Tolleson Effluent delivered into the Effluent Pipeline" standard established in Sections 2.6 and 4.2 of the "Agreement for the Sale and Purchase of Wastewater Effluent" to which this Exhibit B is attached:

BEGINNING AT THE NORTH QUARTER CORNER OF SECTION 24, TOWNSHIP 1 NORTH, RANGE 6 WEST;

THENCE WEST ALONG THE NORTH LINE OF SAID SECTION 24 AND ALONG THE NORTH LINE OF SECTIONS 23, 22 AND 21, TOWNSHIP 1 NORTH, RANGE 6 WEST APPROXIMATELY THREE MILES TO THE NORTH QUARTER CORNER OF SAID SECTION 21;

THENCE SOUTH ALONG THE NORTH SOUTH MID-SECTION LINE OF SAID SECTION 21 APPROXIMATELY ONE HALF MILE TO THE APPROXIMATE CENTER OF SAID SECTION 21;

THENCE WEST ALONG THE EAST WEST MID-SECTION LINE OF SAID SECTION 21 AND SECTION 20, TOWNSHIP 1 NORTH, RANGE 6 WEST, APPROXIMATELY ONE MILE TO THE APPROXIMATE CENTER OF SAID SECTION 20;

THENCE SOUTH ALONG THE NORTH-SOUTH MID-SECTION LINE OF SECTIONS 20, 29 AND 32, TOWNSHIP 1 NORTH, RANGE 6 WEST APPROXIMATELY TWO AND ONE HALF MILES TO THE SOUTH QUARTER CORNER OF SAID SECTION 32, WHICH IS COINCIDENT WITH THE NORTH QUARTER CORNER OF SECTION 5, TOWNSHIP 1 SOUTH, RANGE 6 WEST;

THENCE WEST ALONG THE NORTH LINE OF SECTIONS 5 AND 6, TOWNSHIP 1 SOUTH, RANGE 6 WEST, AND ALONG THE NORTH LINE OF SECTION 1, TOWNSHIP 1 SOUTH, RANGE 7 WEST APPROXIMATELY TWO AND ONE HALF MILES TO THE NORTHWEST CORNER OF SECTION 1, TOWNSHIP 1 SOUTH, RANGE 7 WEST;

THENCE SOUTH ALONG THE WEST LINE OF SAID SECTION 1, APPROXIMATELY ONE MILE TO THE SOUTHWEST CORNER OF SAID SECTION 1 WHICH IS COINCIDENT WITH THE NORTHEAST CORNER OF SECTION 11, TOWNSHIP I SOUTH RANGE 7 WEST;

THENCE WEST ALONG THE NORTH LINE OF SAID SECTION 11 APPROXIMATELY ONE MILE TO THE NORTHWEST CORNER OF SECTION 11, TOWNSHIP 1 SOUTH, RANGE 7 WEST;

THENCE SOUTH APPROXIMATELY 4 MILES ALONG THE WEST LINE OF SAID SECTION 11 AND THE WEST LINE OF SECTIONS 14, 23, AND 26, TOWNSHIP 1 SOUTH, RANGE 7 WEST TO THE SOUTHWEST CORNER OF SAID SECTION 26;

THENCE EAST APPROXIMATELY ONE AND ONE HALF MILES ALONG THE SOUTH LINE OF SAID
SECTION 26 AND THE SOUTH LINE OF SECTION 25, TOWNSHIP 1 SOUTH, RANGE 7 WEST TO THE SOUTH QUARTER CORNER OF SAID SECTION 25, WHICH IS COINCIDENT WITH THE NORTH QUARTER CORNER OF SECTION 36, TOWNSHIP 1 SOUTH, RANGE 7 WEST;

THENCE SOUTH ALONG THE NORTH SOUTH MID-SECTION LINE OF SECTION 36, TOWNSHIP 1 SOUTH, RANGE 7 WEST APPROXIMATELY ONE MILE TO THE SOUTH QUARTER CORNER OF SAID
SECTION 36;

THENCE EAST APPROXIMATELY 4 AND ONE HALF MILES ALONG THE SOUTH LINE OF SAID
SECTION 36, TOWNSHIP 1 SOUTH, RANGE 7 WEST AND THE SOUTH LINE OF SECTIONS 31, 32, 33 AND 34, TOWNSHIP 1 SOUTH, RANGE 6 WEST TO THE SOUTHEAST CORNER OF SAID
SECTION 34, WHICH IS COINCIDENT WITH THE NORTHWEST CORNER OF SECTION 2, TOWNSHIP 2 SOUTH, RANGE 6 WEST; THENCE SOUTH ALONG THE WEST LINE OF SAID SECTION 2 APPROXIMATELY ONE HALF MILE TO THE WEST QUARTER CORNER OF SAID SECTION 2;

THENCE EAST APPROXIMATELY ONE MILE ALONG THE EAST WEST MIDSECTION LINE OF SAID
SECTION 2 TO THE EAST QUARTER CORNER OF SAID SECTION 2, WHICH IS COINCIDENT WITH THE WEST QUARTER CORNER OF SECTION 1, TOWNSHIP 2 SOUTH, RANGE 6 WEST;

THENCE SOUTH APPROXIMATELY ONE HALF MILE ALONG THE WEST LINE OF SAID SECTION 1 TO THE SOUTHWEST CORNER OF SAID SECTION 1;

THENCE EAST ALONG THE SOUTH LINE OF SAID SECTION 1 AND THE SOUTH LINE OF SECTION 6, TOWNSHIP 2 SOUTH, RANGE 5 WEST, APPROXIMATELY 2 MILES TO THE SOUTHEAST CORNER OF SAID SECTION 6;

THENCE NORTH APPROXIMATELY THREE MILES ALONG THE EAST LINE OF SAID SECTION 6 AND THE EAST LINE OF SECTIONS 31 AND 30, TOWNSHIP 1 SOUTH, RANGE 5 WEST TO THE NORTHEAST CORNER OF SAID SECTION 30;

THENCE WEST APPROXIMATELY ONE HALF MILE ALONG THE NORTH LINE OF SAID SECTION 30 TO THE NORTH QUARTER CORNER OF SAID SECTION 30, WHICH IS COINCIDENT WITH THE SOUTH QUARTER CORNER OF SECTION 19, TOWNSHIP 1 SOUTH, RANGE 5 WEST;

THENCE NORTH APPROXIMATELY ONE MILE ALONG THE NORTH SOUTH MID-SECTION LINE OF SAID SECTION 19 TO THE NORTH QUARTER CORNER OF SAID SECTION 19;

THENCE WEST APPROXIMATELY ONE HALF MILE ALONG THE NORTH LINE OF SAID SECTION 19 TO THE NORTHWEST CORNER OF SAID SECTION 19, WHICH IS COINCIDENT WITH THE SOUTHEAST CORNER OF SECTION 13, TOWNSHIP 1 SOUTH, RANGE 6 WEST;

THENCE NORTH APPROXIMATELY TWO MILES ALONG THE EAST LINE OF SECTIONS 13 AND 12 TOWNSHIP 1 SOUTH, RANGE 6 WEST TO THE NORTHEAST CORNER OF SAID SECTION 12;

THENCE WEST APPROXIMATELY ONE HALF MILE TO THE NORTH QUARTER CORNER OF SAID
SECTION 12, WHICH IS COINCIDENT WITH THE SOUTH QUARTER CORNER OF SECTION 1, TOWNSHIP 1 SOUTH, RANGE 6 WEST;

THENCE NORTH APPROXIMATELY FOUR MILES ALONG THE NORTH SOUTH MID-SECTION LINE OF SAID SECTION 1 AND THE NORTH SOUTH MIDSECTION LINE OF SECTIONS 36, 25 AND 24, TOWNSHIP 1 NORTH, RANGE 6 WEST TO THE POINT OF BEGINNING.

ALL LYING WITHIN THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA

      In accordance with Item 304 of Regulation S-T of the Securities Exchange Act of 1934, the map on this page of this Agreement shows the Other Electric Generating Facilities that could be served by Tolleson Effluent under this Agreement.

                                    EXHIBIT C

The following components of the Interconnection Facilities, as depicted on drawing Numbers AO-W-Z1C-150, Rev. 7, and AO-W-Z1C-151, Rev. 3 (both drawings attached), are the property of the City of Tolleson:

1. The Tolleson Junction Box and the weir and three manual sluice gates located within that Junction Box.

2.    The anchor block adjacent to the Tolleson Junction Box.

3. 18 feet of 48-inch pipe connected to the inlet side of the Tolleson Junction Box.

4. Approximately 15 feet of 42-inch pipe connected to the outlet side of the Tolleson Junction Box.

5. The manhole and stub pipe required to connect the 42-inch pipes connected to the inlet and outlet sides of the manhole.

6.    The Tolleson Junction Structure Box.

7.    All other portions of the "new" Tolleson Outfall Line.

8. The portion of the existing Tolleson Outfall Line (30-inch) within the Tolleson Junction Box.

9.    All other portions of the existing Tolleson Outfall Line.

The following components of the Interconnection Facilities, as depicted on drawing Numbers AO-W-Z1C-150, Rev. 7, and AO-W-Z1C-151, Rev. 3 (both drawings attached), are the property of APS, SRP and the other owners of Palo Verde Nuclear Generating Station:

1. The ANPP Effluent Pipeline Junction Box and all facilities and equipment located within that Junction Box.

2. The 30-inch pipe between the Palo Verde Effluent Pipeline Junction Box and the Tolleson Junction Box.

3.    The motorized sluice gate (valve) situated in the Tolleson Junction Box.

4. The flow metering equipment, including without limitations such devices as may be necessary for transmission of flow meter data to the control panels in the Plant.

5. The RTU Building and all facilities and equipment located within that building.

      In accordance with Item 304 of Regulation S-T of the Securities Exchange Act of 1934, the drawings on these two pages of this Agreement show the Interconnection Facilities owned by Palo Verde and the City of Tolleson.

                                  Attachment 2


                           OPERATING AGREEMENT FOR THE
                       CO-OWNERSHIP OF WASTEWATER EFFLUENT

      This Agreement (the "Agreement") is made and entered into this 16th day of November, 2000 (the "Effective Date"), by and between Arizona Public Service Company, a corporation organized and existing under and by virtue of the laws of the State of Arizona ("APS") and Salt River Project Agricultural Improvement and Power District, an agricultural improvement district organized and existing under and by virtue of the laws of the State of Arizona ("SRP"). SRP and APS are collectively referred to herein as the "Parties"; each is individually a "Party" to this Agreement.

                                    RECITALS:

      A. APS, SRP, and the City of Tolleson have executed an "Agreement for the Sale and Purchase of Wastewater Effluent," dated November 13, 2000 (the "Tolleson Agreement"), and each Party to this Agreement desires to more particularly describe its rights and responsibilities vis-a-vis the other Party as a co-owner of Tolleson Effluent;

      B. The primary use of the Tolleson Effluent is intended to be for cooling water at Palo Verde Nuclear Generating Station ("PVNGS"); the secondary use of the Tolleson Effluent will be its use at "Other Electric Generating Facilities" (as defined by the Tolleson Agreement);

      C. To the extent Tolleson Effluent is not used at PVNGS, the Tolleson Effluent may be used at or for the benefit of Other Electric Generating Facilities;

      D. It is appropriate to establish terms and conditions on which APS, SRP, and their respective affiliates, including Pinnacle West Energy Corporation ("PWE"), will make use of the Tolleson Effluent and make decisions regarding the use of same in the future;

      E. The Parties desire to enter into this Agreement to set forth their respective rights and obligations pertaining to the co-ownership of the Tolleson Effluent. Accordingly, this Agreement is an ancillary document or companion agreement in relation to the Tolleson Agreement.

      NOW, THEREFORE, in consideration of the agreements and promises set forth below, and, other good and valuable considerations, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND USAGE

      1.1 Definitions. As used herein, the following capitalized terms shall have the same meaning as they are given by definition in the Tolleson Agreement:
Delivery Point, Effluent, Effluent Pipeline, Notice of Commitment, Other Electric Generating Facilities, Outages, Reserved Effluent, Surplus Effluent, Tolleson, and Uncontrollable Forces. All such definitions from the Tolleson Agreement are specifically incorporated in this

Agreement by this reference. In addition, the following terms shall have the specified meanings:

            "Claim" means any demand, claim, cause of action, lawsuit, or proceeding of any kind or character, including investigation or audit by a Governmental Authority.

            "Coordinating Committee" has the meaning specified in Article 4.

            "Effective Date" has the meaning specified in the introductory paragraph.

            "Event of Default" has the meaning specified in Section 7.1.

            "Governmental Authority" means a federal, state, local or foreign governmental authority or body politic; a state, province, commonwealth, territory or district; a county; a city, town, township, village or other municipality; a district or other subdivision or any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council, or other administrative body of any of the foregoing; any court or other judicial body; a legally recognized tribal authority; and any officer, official or other representative of any of the foregoing when acting in their official capacity. For purposes of this Agreement, neither SRP nor APS shall be considered a Governmental Authority.

            "Legal Requirement" means any statute, law, regulation, ordinance, rule, judgment, order, decree, constitution, Permit, concession, grant, franchise, agreement, directive or common law, or any requirement of, or other governmental restriction or any similar form of decision by, or interpretation or administration of any of the foregoing by, any Governmental Authority of competent jurisdiction (or by an arbitrator in a forum involving binding arbitration to which one of the parties or its business or assets is subject or bound).

            "Palo Verde Nuclear Generating Station" or "PVNGS" means the Arizona Nuclear Power Project, as defined in the Arizona Nuclear Power Project Participation Agreement (including amendments 1-13) among APS, SRP, Southern California Edison, Public Service Company of New Mexico, El Paso Electric Company, Southern California Public Power Authority, and the Department of Water and Power of the City of Los Angeles (collectively, the "PVNGS Participants").

            "Party" or "Parties" has the meaning specified in the introductory paragraph and shall include permitted successors and assigns.

            "Permit" means any permit, consent, license, rezoning, variance, use permit, certification, notice, filing, approval, or authorization of any kind required to be issued by a Governmental Authority and any necessary consent or approval required to be granted by any non-Governmental Authority, other than a Party, in order to develop, construct, own, or operate any facility that is contemplated or required because of decisions made pursuant to this Agreement.

            "Person" means any natural person, corporation, limited liability company, partnership, business trust, Governmental Authority or other entity.

            "PWE" means Pinnacle West Energy Corporation, an Arizona Corporation and an affiliate of APS.

            "Tolleson Effluent" means all Effluent purchased by APS and SRP from the City of Tolleson pursuant to the Tolleson Agreement, whether such Effluent is Surplus Effluent or Reserved Effluent, as those terms are defined in the Tolleson Agreement.

      1.2 Certain Principles of Interpretation. In this Agreement, unless otherwise indicated or the context otherwise requires:

            (i) the singular includes the plural and plural the singular when the context requires;

            (ii) words importing any gender include the other gender;

            (iii) references to "writing" include printing, typing, lithography, and other means of reproducing words in a tangible visible form;

            (iv) the words "including," "includes," and "include" shall be deemed to be followed in each instance by the words, "without limitation";

            (v) references to articles, sections, paragraphs, recitals, and exhibits are to this Agreement unless otherwise stated;

            (vi) references to contracts and related instruments shall be deemed to include all subsequent amendments, extensions, and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement);

            (vii) references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, persons succeeding to their respective functions and capacities;

            (viii) the words "hereof," "herein," "hereunder," and words of similar import shall refer to this Agreement as a whole and not to any particular provision thereof;

            (ix) both Parties and their counsel participated extensively in the preparation and drafting of this Agreement; no rule of construction shall apply that would cause the interpretation of any claimed ambiguity in this Agreement against a Party determined to be the drafting Party;

            (x) captions and headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose;

            (xi) any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction and the provision that is prohibited or unenforceable shall be reformed or modified to reflect the parties' intent to the maximum extent permitted by applicable law; and

            (xii) references to a "day," "week," "month," or "year" shall be construed as a calendar day, week, month, or year.

                                    ARTICLE 2
                                PURPOSE AND SCOPE

      The purpose of this Agreement is to set forth certain agreements and understandings between the Parties concerning the ownership and use of the Tolleson Effluent, the allocation of costs incurred in connection with the Tolleson Agreement and this Agreement, and the responsibilities and obligations of each Party. This Agreement relates solely to the business, activities, and purposes set forth herein and, except as otherwise expressly provided herein, does not apply to any other activities, transactions, relationships, contracts, projects, or work of the Parties. Subject to Article 4, no Party shall be restricted in any way from engaging in any activity or business falling outside the scope of this Agreement.

                                    ARTICLE 3
                     OWNERSHIP AND USE OF TOLLESON EFFLUENT

      3.1 Co-Ownership and Use of Effluent Purchased from Tolleson. APS and SRP agree that they are and shall be co-owners, as tenants in common, of all Tolleson Effluent purchased pursuant to the Tolleson Agreement, each Party possessing a 50% undivided interest in all such Tolleson Effluent. Consistent with the Tolleson Agreement, the Parties agree that the primary use of the Tolleson Effluent shall be for cooling water for PVNGS and that PVNGS shall have a priority right to the use of any or all of the Tolleson Effluent to satisfy such requirements for cooling water at PVNGS as are not fully satisfied using effluent from non-emergency sources other than Tolleson. To the extent that Tolleson Effluent is available for use at Other Electric Generating Facilities, the allocation of and the benefit from any such Effluent shall be divided between APS and SRP (or their permitted assigns) in the manner determined by the Coordinating Committee pursuant to Article 4. Any use of Tolleson Effluent at or for the benefit of Other Electric Generating Facilities shall be consistent with the terms of both this Agreement and the Tolleson Agreement.

      3.2 Use of Tolleson Effluent at PVNGS. The Parties hereby agree that all Tolleson Effluent used at PVNGS shall be transferred to the PVNGS Participants at the Delivery Point specified in the Tolleson Agreement. All aspects of transportation, treatment, use, disposal and payment for any Tolleson Effluent so transferred and used at PVNGS shall be the responsibility of APS, as the Operating Agent of PVNGS, upon discharge of that Effluent into the Effluent Pipeline, and commencing upon such discharge, APS's rights and obligations with respect to such Tolleson Effluent shall be those of the

Operating Agent under the terms of the Arizona Nuclear Power Project Participation Agreement, including but not limited to the liability provisions set forth in that Participation Agreement. The Parties to this Agreement shall not receive any fee or other compensation for transfer to the PVNGS Participants of Tolleson Effluent used at PVNGS.

      3.3 Use of Tolleson Effluent at or For the Benefit of Other Electric Generating Facilities. Tolleson Effluent, if not required for cooling water purposes at PVNGS, may be used at or for the benefit of Other Electric Generating Facilities upon such terms and conditions as the Parties may separately agree, or as determined by the Coordinating Committee pursuant to
Article 4. In this regard, the Parties contemplate that up to 6,500 acre-feet per year of available Tolleson Effluent will be transferred to PWE for use at the proposed electric generating facility commonly referred to as "Redhawk" pursuant to separate terms and conditions to be negotiated by the Parties, including, without limitation, payment of a fee by PWE to SRP and APS. Depending upon circumstances at the time, additional quantities of Tolleson Effluent may be approved for use at Redhawk after negotiation by the Parties and appropriate review and approval by the Coordinating Committee of any agreement that may be negotiated, including, without limitation, payment of a fee by PWE to SRP and APS.

                                    ARTICLE 4
                             COORDINATING COMMITTEE

      4.1 Coordinating Committee. Each Party shall designate one (1.) representative ("Representative") to serve on the Coordinating Committee and one
(1) alternate ("Alternate"), each having an appropriate level of technical expertise and familiarity with the policies of its executive management. The Parties; hereby form the Coordinating Committee, the initial Representatives and Alternates of which are as follows:

Party                       Representative              Alternate
------------------------    ------------------------    ------------------------
SRP                         David Areghini              Gary Harper
APS                         James M. Levine             Richard Gouge

      A Party may change its Representative or Alternate upon notice to the other Party. (The term "Representative" shall include the designated Representative or any Alternate that is actually performing the duties of the Representative.)

      4.2 Coordinating Committee Authority. The Coordinating Committee shall have the following responsibilities and authority, subject to and consistent with the other terms of this Agreement and any separate agreement between the Parties that allocates any portion of Tolleson Effluent for a specific use:

            (i) monitoring, directing, coordinating, and managing the activities of the Parties undertaken pursuant to this Agreement and, except as provided in
Section 5.1 hereof, allocating the costs and benefits thereof between the Parties in equal shares;

            (ii) determining whether to issue a Notice of Commitment pursuant to paragraph 8.2 of the Tolleson Agreement, and approving all proposed uses of Tolleson Effluent, except to the extent that such issues are determined by the terms of any separate agreement between the Parties that allocates any portion of Tolleson Effluent for a specific use;

            (iii) authorizing negotiations and approving all other contracts or commissioning such studies, investigations, or reports as the Coordinating Committee deems desirable or necessary;

            (iv) determining the agenda, scope, participants and attendees at meetings of, and other matters relating to, the Coordinating Committee; and

            (v) performing any other responsibility, duty, or authority granted from time to time to the Coordinating Committee by amendment of this Agreement.

      4.3 Actions of the Coordinating Committee. No Party shall take any action with respect to allocation of Tolleson Effluent to any Other Electric Generating Facility except as may be specifically authorized by this Agreement or as agreed to and approved by the Coordinating Committee. No action of the Coordinating Committee shall be binding unless and until: (i) such action has been set forth in a writing submitted to the Representatives; (ii) the Representatives have had ten days after receipt of the writing to review it; and (iii) the action has been approved in writing by the Representative of each of the Parties. Failure to approve an action within such ten day period shall not constitute approval; provided, however, that each Party shall make good faith efforts to review and approve or reject each action within the ten day period. Approval of or failure to object to the minutes of a meeting of the Coordinating Committee shall not be deemed to constitute written approval of any action taken thereat. All actions approved by the Coordinating Committee shall be carried out by one or more of the Parties, as specified in the written approval of such action; any approval which does not specify the responsible party for the action shall be carried out by the Party having principal responsibility, as set forth in. Article 5.

      4.4 Term. The Coordinating Committee shall dissolve and have no further authority upon (i) the due termination of this Agreement pursuant to any provision hereof, except to the extent it is expressly agreed in writing that the Coordinating Committee is needed to manage those matters that survive termination; or (ii) the unanimous agreement of the Parties to dissolve the Coordinating Committee.

      4.5 Meetings.

            A. Time and Conduct of Meetings: Quorum. The Coordinating Committee shall meet during the term of this Agreement, on an "as needed" basis or at the request of either Representative, at such times and at such places as the Representatives may from time to time agree. Meetings of the Coordinating Committee may be held in person or by telephone, video conference, or other agreed means. Each Representative shall be given reasonable advance notice of all Coordinating Committee meetings and all matters to be voted on by the Coordinating Committee. A quorum for a meeting of the Coordinating Committee shall consist of one representative of each Party. Any substantive decisions of the Coordinating Committee shall be documented in writing and approved by both Representatives.

            B. Attendance. Each Party shall use reasonable efforts to cause its Representative to be present at each meeting of the Coordinating Committee and no Party shall withhold the presence or participation of its Representative to forestall decisions on any matter pertaining to this Agreement. A Party may, without notice, cause any of its employees or its legal counsel to attend any meeting of the Coordinating Committee. In addition, a Party may, upon reasonable notice to the Coordinating Committee, request that individuals other than its employees and legal counsel be allowed to attend a meeting of the Coordinating Committee. No individuals other than the Representatives shall be permitted to vote on behalf of a Party. The Coordinating Committee may require the execution of a confidentiality agreement by any individual other than the Representatives, Alternates, employees, and legal counsel of the Parties as a condition to approving such individual's attendance at a Coordinating Committee meeting.

                                    ARTICLE 5
                            PRINCIPAL RESPONSIBILITY

      5.1 Implementing Decisions of Coordinating Committee. APS shall have principal responsibility for carrying out the actions of the Coordinating Committee, and implementing decisions of the Coordinating Committee, unless otherwise specified pursuant to Section 4.3 or 5.2 hereof. In addition, as set forth in paragraph 12.5.1 of the Tolleson Agreement, APS is authorized to act for and on behalf of SRP in all matters affecting the implementation and performance of the Tolleson Agreement when the performance in question involves transportation and use of Tolleson Effluent at PVNGS. The intent of said paragraph 12.5.1 is to authorize APS to act both as the Party with principal responsibility under this Agreement and as Operating Agent for PVNGS in managing all Tolleson Effluent to be used at PVNGS. Notwithstanding the provisions of this Section, either Party may take any appropriate, lawful action to cure a breach of the Tolleson Agreement caused by the other Party.

      5.2 Responsibility for Transferred Tolleson Effluent.

            5.2.1 Transfers for Use at PVNGS. Consistent with Section 3.2 above, APS and SRP shall request acceptance by the PVNGS Participants of responsibility for, and risks associated with, transportation, treatment, use, disposal and payment for all Tolleson Effluent to be used at PVNGS. Responsibility for, and risks associated with, transportation, treatment, use, disposal and payment for Tolleson Effluent to be used at PVNGS, shall be transferred to the PVNGS Participants at the Delivery Point specified in the Tolleson Agreement. Acceptance by the PVNGS Participants of the transfer of Tolleson Effluent, and responsibility for, and risks associated with, its transportation, treatment, use disposal and payment, shall be documented in the minutes of the Administrative Committee established pursuant to Section 6.1.1 of the Arizona Nuclear Power Project Participation Agreement.

            5.2.2 Transfers for Use at Other Electric Generating Facilities. As between the Parties to this Agreement and the party or parties owning or operating a specific Other Electric Generating Facility, responsibility for, and risks associated with, transportation, treatment, use, disposal and payment for Tolleson Effluent to be used at the Other Electric Generating Facility shall be transferred to the party or parties owning an interest in or operating the Other Electric Generating Facility, such transfer to occur at the Delivery Point specified in the Tolleson Agreement. Acceptance of this transfer of responsibility for, and risks associated with, Tolleson Effluent to be used at Other Electric Generating Facilities shall be documented in the agreement(s) by which the Tolleson Effluent is transferred to the party owning or operating the Other Electric Generating Facility. Notwithstanding the transfer of responsibility and risk to the party or parties owning or operating the Other Electric Generating Facility, ownership of the Tolleson Effluent shall not transfer until physical delivery of the Tolleson Effluent to that party or parties at the delivery point specified in the agreement transferring the Tolleson Effluent.

      5.3 Permitting. APS shall have principal responsibility to ensure compliance with any Legal Requirement applicable to the actions of the Coordinating Committee and to ensure that any Person using Tolleson Effluent purchased by the Parties secures any Permit and otherwise satisfies any Legal Requirement applicable to the transportation and delivery of Tolleson Effluent to the point of delivery agreed upon by the Parties; provided, however, that in any case where SRP will make use of Tolleson Effluent at or for the benefit of Other Electric Generating Facilities operated or solely owned by SRP or any affiliated or successor entity, then from and after the delivery point agreed upon by the Parties, SRP shall have principal responsibility to ensure compliance with any Legal Requirement, and to secure any Permit, applicable to its intended use of the Tolleson Effluent.

                                    ARTICLE 6
                                      TERM

      6.1 Term. This Agreement shall commence on the Effective Date and shall terminate upon the expiration or termination of the Tolleson Agreement.

      6.2 Survival. All obligations and liabilities of the Parties under this Agreement shall cease upon termination except the obligation of the Parties under Article 9, obligations assigned pursuant to this Agreement to the Coordinating Committee with the expressed, written intent that they survive this Agreement, and the liabilities of any Party resulting from a default by such Party leading to such termination.

                                    ARTICLE 7
                                     DEFAULT

      7.1 Events of Default. A Party shall be in default under this Agreement upon the occurrence of the following ("Event of Default"): if it fails to render performance required under any material provision of this Agreement when due and such failure continues unremedied for thirty (30) days following written notice to the Party in default given by the other Party. Neither APS nor SRP shall be in default under this Agreement due to Uncontrollable Forces and Outages as identified in Section 9.1 of the Tolleson Agreement. It shall also be an Event of Default if a Party shall have commenced any insolvency, receivership, bankruptcy, liquidation, or similar proceedings and (i) one hundred twenty (120) days shall have expired from the commencement of any one or more of such proceedings, and (ii) a petition commencing the proceeding has not been dismissed or stayed within that time.

      7.2 Actions upon Event of Default. In the event of any dispute between the Parties concerning the rights and obligations created by this Agreement, or concerning any Event of Default, the Parties shall first confer in an attempt to informally resolve such dispute without need to resort to arbitration or litigation. The Parties shall not resort to arbitration or litigation to enforce their rights under this Agreement until they have conferred in good faith over a period of not less than fifteen days in an attempt to informally resolve their dispute. If the Parties are unable to resolve their dispute after conferring as required in the preceding sentence, then during the period that any Event of Default continues, the non-defaulting Party may, without prejudice to any other available rights or remedies under this Agreement or at law or in equity, and without constituting an election of an exclusive remedy for an Event of Default, initiate either or both of the following: (i) proceedings to partition the Tolleson Effluent and thereby terminate the co-tenancy of the Parties in the Tolleson Effluent, or (ii) non-binding arbitration by one arbitrator who has not previously been employed by either party (excluding employment as an arbitrator), and does not have a direct or indirect interest in either Party or the subject matter of the arbitration. The arbitrator shall either be as mutually agreed by the Parties within fifteen (15) calendar days after submission of the matter to arbitration, or failing agreement shall be selected under the expedited rules of the American Arbitration Association ("AAA"). The rules of AAA shall apply to the extent not inconsistent with the provisions in this Section. Arbitration shall be conducted according to the following: (a) not later than seven (7) days prior to the hearing date set by the arbitrator, each party shall submit a brief with a single proposal for settlement; (b) the hearing shall be conducted on a confidential basis without continuance or adjournment; and (c) the Parties shall divide equally the cost of the arbitrator and the hearing, and each Party shall be responsible for its own expenses, including its counsel and representatives.

                                    ARTICLE 8
                                     NOTICES

      8.1 Notice Provision. All notices, demands, consents or other communications required under this Agreement shall be in writing and may be delivered personally to a Party, may be delivered by facsimile providing written confirmation of successful transmission, or may be mailed by deposit in the United States Certified Mail, return receipt requested, or by deposit with a reputable overnight delivery service. Notices shall be effective:

            (i) on the date delivered by personal delivery or facsimile;

            (ii) three (3) business days following the date deposited in the United States mail; or

            (iii) the next business day following delivery to a reputable overnight delivery service.

Notices or communications shall be delivered and mailed to the Parties at the addresses set forth in paragraph 12.4 of the Tolleson Agreement, or to any address of a Party which is substituted from time to time by written notice of such Party pursuant to paragraph 12.4 of the Tolleson Agreement.

                                    ARTICLE 9
                                    LIABILITY

      9.1 Limitation of Liability. The liability of a Party to the other Party under this Agreement shall be limited to the direct damages actually sustained by the other Party. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OR DAMAGE IN THE NATURE OF PARTIAL OR COMPLETE LOSS OF USE OF ANY GENERATING FACILITY, LOSS OF ELECTRIC POWER, COST OF REPLACEMENT OF ELECTRIC POWER, OR FOR ANY LOSS OF INTEREST, REVENUE OR ANTICIPATED PROFITS FROM ACTIVITIES UNDER THIS AGREEMENT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, ARISING OUT OF OR RELATED TO THIS AGREEMENT. (The limitations in this Section
9.1 shall not apply to losses in tort to third parties or to Claims against which a Party is entitled to indemnitee protection under Section 9.2.)

      9.2 Indemnity. Except as otherwise provided in any subsequent agreement between the Parties (or between the Parties and other entities), each Party ("Indemnifying Party") shall defend, indemnify, and hold harmless the other Party and its respective affiliates, directors, officers, partners, members, employees, agents, and representatives (each an "Indemnitee") from and against any and all Claims, liability, cost, loss or expense of any kind incurred by the Indemnitees arising out of the fraud or willful misconduct of the Indemnifying Party or its agents or representatives in connection with this Agreement, or arising out of a material breach of the Tolleson Agreement by the Indemnifying Party. Except as limited by any separate agreement between the Parties, each Party shall also indemnify and hold harmless the other Party against any and all Claims, liability, cost, loss or expense of any kind resulting from the Indemnifying Party's control, transportation, use or disposal of Tolleson Effluent at or for the benefit of any of the Indemnifying Party's Other Electric Generating Facilities In the event any such Claim, liability, cost, loss or expense asserted by a person not a Party to this Agreement is caused by an alleged joint or concurrent fraud, negligence or willful misconduct, the Parties at fault shall bear liability in proportion to their own degrees of culpability. Each Indemnitee is an intended beneficiary of this Section 9.2. The indemnification obligation of the parties set forth in this Section shall survive the termination or expiration of this Agreement.

                                   ARTICLE 10
                                     GENERAL

      10.1 Entire Agreement. This Agreement supersedes all prior and contemporaneous conduct and communications between the Parties pertaining to co-ownership of the Tolleson Effluent, whether written or oral. Notwithstanding the foregoing, this Agreement shall be read together with the Tolleson Agreement, and any agreement by which APS and SRP transfer any portion of the Tolleson Effluent for use at or for the benefit of Other Electric Generating Facilities, to obtain necessary definitions and to otherwise determine the intention of the Parties. This Agreement is not intended to modify or abrogate either the Tolleson Agreement or any subsequent agreement by which APS and SRP transfer any portion of the Tolleson Effluent for use at or for the benefit of Other Electric Generating

Facilities. This Agreement may not be modified, changed or added to except in writing signed by all Parties hereto.

      10.2 Waiver. Each Party's failure or delay in enforcing the terms and conditions of this Agreement or insisting upon strict performance of any of the other Party's obligations shall not be interpreted as a waiver thereof. Waiver of any provision of this Agreement shall only be effective if in writing and shall not be interpreted as a waiver of any subsequent breach or failure under the same or any other provision of this Agreement. No conduct, statement, course of conduct, course of dealing, oral expression or other action shall be construed as a waiver.

     10.3. Assignment.

            10.3.1 Assignment by APS to PWE. APS may assign its rights and delegate its duties under this Agreement at any time to PWE, provided that: (i) APS assigns' its entire interest in this Agreement; (ii) PWE assumes in writing all of the APS obligations under this Agreement; (iii) APS also assigns all of its rights and obligations under the Tolleson Agreement to PWE at the same time as its assignment of this Agreement; and (iv) such assignment shall not become effective until and unless PWE has become a party to the Arizona Nuclear Power Project Participation Agreement. No assignment or delegation under this Section
10.3.1 will release the assigning Party from its obligations under this Agreement unless the other Party consents to a release (such consent not to be unreasonably withheld, conditioned or delayed). Any subsequent assignee of PWE's rights and obligations under this Agreement shall be subject to all terms and conditions of this Agreement, including, without limitation, the restrictions of this Section 10.3.1.

            10.3.2 Assignment to Others. With the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), a Party may assign its rights or delegate its duties under this Agreement at any time to any other PVNGS Participant, provided that such Party assigns its entire interest in this Agreement and that its assignee assumes in writing all of such Party's obligations under this Agreement. No assignment or delegation under this Section 10.3.2 will release the assigning Party from its obligations under this Agreement unless the other Party consents to a release (such consent not to be unreasonably withheld, conditioned or delayed). Any assignee to whom the rights and obligations of this Agreement are assigned pursuant to this Section 10.3.2 shall thereafter be subject to all terms and conditions of this Agreement, including, without limitation, the restrictions of this Section 10.3.2.

      10.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona.

      10.5 Attorneys' Fees. Each Party shall bear its own attorneys' fees, costs, and expenses in case of a partition action or arbitration initiated under the provisions of Section 7.2. Should any Claim be brought by a Party against another Party arising out of this Agreement, including any action for declaratory or injunctive relief, the prevailing Party shall be entitled to reasonable. attorneys' fees and costs and expenses of litigation and investigation, all as actually incurred, including attorneys' fees, costs and expenses of litigation and investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under the United States or other bankruptcy laws, and any judgment or decree rendered in any such action or proceedings shall include an award thereof.

      10.6 Counterparts. This Agreement may be executed by the Parties in any number of separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. All signatures need not be on the same counterpart.

      10.7 Relationship of the Parties. The execution of this Agreement shall not create or constitute a partnership, joint venture, entity or any form of business organization between the Parties.

      IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

                                       ARIZONA PUBLIC SERVICE COMPANY, an
                                       Arizona corporation,

                                       By       /s/ James M. Levine
                                         ---------------------------------------
                                                Its Exec. VP, Generation

                                       Approved as to form:

                                       By       /s/ Karilee S. Ramaley
                                         ---------------------------------------

                                       SALT RIVER PROJECT AGRICULTURAL
                                       IMPROVEMENT AND POWER DISTRICT, an
                                       Arizona agricultural improvement district

                                       By       /s/ William P. Schrader
                                         ---------------------------------------
                                                Its President

                                       Approved as to form:

                                       By       /s/ Richard N. Morrison
                                         ---------------------------------------